                                                                   EXHIBIT 10.39

                                    V2500(R)

                                SUPPORT CONTRACT

                                    BETWEEN

                       IAE INTERNATIONAL AERO ENGINES AG

                                      AND

                          AMERICA WEST AIRLINES, INC.

                                     INDEX

Commencement
Recitals
CLAUSE 1        DEFINITIONS
CLAUSE 2        SALE OF PURCHASED ITEMS
                    2.1      Intent
                    2.2      Agreement to Place Orders
                    2.3      Type Approval and Changes in Specification
                    2.4      Inspection and Acceptance
                    2.5      Delivery, Shipping, Title and Risk of Loss or Damage
                    2.6      Price
                    2.7      Payment

CLAUSE 3        SPARE PARTS PROVISIONS
                    3.1      Intent and Term
                    3.2      ATA Standards
                    3.3      Initial Provisioning
                    3.4      Change in Initial Provisioning Data
                    3.5      Discontinuance of Initial Provisioning Data -
                             Use of Procurement Data
                    3.6      Stocking of Spare Parts
                    3.7      Lead Times
                    3.8      Ordering Procedure
                    3.9      Modifications to Spare Parts
                    3.10     Inspection
                    3.11     Delivery and Packing
                    3.12     Prices
                    3.13     Payment
                    3.14     Resale of Surplus Spare Parts
                    3.15     Purchase by AWA from Others
                    3.16     Special Tools, Ground Equipment and Consumable
                             Stores
                    3.17     Conflict
CLAUSE 4        WARRANTIES, GUARANTEES AND LIABILITIES
CLAUSE 5        PRODUCT SUPPORT
CLAUSE 6        MISCELLANEOUS
                    6.1      Delay in Delivery
                    6.2      Patents
                    6.3      Credit Reimbursement
                    6.4      Non-Disclosure and Non-Use
                    6.5      Taxes
                    6.6      Amendment
                    6.7      Assignment
                    6.8      Exhibits
                    6.9      Headings
                    6.10     Law
                    6.11     Notices
                    6.12     Exclusion of Other Provisions and Previous Understandings
                    6.13     Term of Contract
                    6.14     Costs and Fees
EXHIBIT A               CONTRACT SPECIFICATION
EXHIBIT B               PURCHASED ITEMS, PRICE, ESCALATION FORMULA, AND DELIVERY SCHEDULE
EXHIBIT C               PRODUCT SUPPORT
EXHIBIT D               WARRANTIES, GUARANTEES AND PLANS
                             D-1     ENGINE AND PARTS SERVICE POLICY
                             D-2     NACELLE SERVICE POLICY
                             D-3     NON-INSTALLATION ITEMS WARRANTY
                             D-4     PARTS COSTS GUARANTEE
                             D-5     RELIABILITY GUARANTEE
                             D-6     INFLIGHT SHUTDOWN GUARANTEE
                             D-7     FUEL CONSUMPTION RETENTION GUARANTEE
                             D-8     EXHAUST GAS TEMPERATURE GUARANTEE


THIS CONTRACT is made this 23d day of December, 1994
BETWEEN
IAE INTERNATIONAL AERO                  a joint stock company organized and
ENGINES AG                              existing  under the laws of Switzerland,
                                        whose registered office is at
                                        Stampfenbachstrasse 73, 8035 Zurich,
                                        Switzerland (hereinafter called "IAE")
                                        and
AMERICA WEST AIRLINES, INC.             a corporation organized and existing
                                        under the laws of United States of
                                        America whose registered office is at
                                        4000 East Sky Harbour Boulevard, Sky
                                        Harbour International Airport, Phoenix,
                                        Arizona 85034, U.S.A. (hereinafter
                                        called "AWA")
WHEREAS:
A.       AWA has firmly committed to purchase from AVSA S.A.R.L. twenty-four
         (24) new A320-200 aircraft to be powered by IAE V2527-A5 engines; and
B. IAE is prepared to supply to AWA V2527-A5 spare engines, modules, spare parts, special tools, ground equipment, product support services and consumable stores for the support and operation of the V2500 Propulsion Systems;
NOW THEREFORE IT IS AGREED AS FOLLOWS:

CLAUSE 1  DEFINITIONS
In this Contract, unless the context otherwise requires:
1.1 "Aircraft" means the new A320-200 aircraft powered by new Engines and being acquired by AWA from AVSA for delivery as follows:

                          1998             1999             2000
         January           1                 1                1
         February          1                 1                1
         March             1                 1                1
         May               1                 1                1
         July              1                 1                1
         September         1                 1                1
         October           1                 1                1
         November          1                 1                1
         ----------------------------------------------------------
         TOTALS FOR YEAR  8                  8                8

1.2 "AVSA" means AVSA S.A.R.L., a societe a responsibilite limitee organized and existing under the Laws of the Republic of France, having its registered office located at 2, Rond-Point Maurice
         Bellonte, 31700 Blagnac France.
1.3 "Basic Contract Price" means the basic price of each item of the Purchased Items as specified in Exhibit B to this Contract.
1.4 "Engine(s)" means the IAE V2527-A5 aero engine described in the Specification.
1.5 "Initial Provisioning" means the establishment by AWA of an initial stock of Spare Parts.
1.6 "Initial Provisioning Data" means information supplied by IAE to AWA for Initial Provisioning purposes.
1.7 "Initial Provisioning Orders" means orders for Spare Parts for Initial Provisioning purposes.
1.8 "Installation Items" means Engines, modules, accessories, exhaust systems, nacelles and all ancillary equipment therefor described in the Specification which are being supplied pursuant to this Contract for installation in the Aircraft.
1.9 "Lead Time" means the period between acceptance by IAE of an order of AWA and commencement of delivery.
1.10 "Non-Installation Items" means jigs, tools, handling and transportation equipment and all equipment whatsoever to be supplied pursuant to this Contract for use with the Installation Items and not for installation in the Aircraft.
1.11 "Other Supplies" means special tools, ground equipment and consumable stores (e.g. oils, greases, dyes and penetrants).
1.12     "Procurement Data" means information supplied by IAE to AWA about
         Spare Parts required to replenish the said initial stock.
1.13 "Purchased Items" means those Installation Items and Non-Installation Items specified in Exhibit B to this Contract.
1.14 "Service Bulletins" means those service bulletins containing advice and instructions issued by IAE to AWA from time to time in respect of Engines.
1.15 "Spare Parts" means spare parts for Engines excluding the items listed in the Specification as being items of supply by AWA.
1.16 "Specification" means the IAE Contract Specification No. IAE S27A5 which forms Exhibit A to this Contract.
1.17 "Supplies" means Installation Items, Non-Installation Items, Spare Parts and any other goods or services supplied pursuant to this Contract.
1.18     "Vendor Parts" means Spare Parts described in Initial Provisioning
         Data or Procurement Data which are not manufactured pursuant to the detailed design and order of IAE.

CLAUSE 2     SALE  OF PURCHASED ITEMS
2.1      Intent
         Subject to the provisions of this Contract, IAE agrees to sell to AWA and AWA agrees to buy from IAE, the Purchased Items.
2.2      Agreement to Place Orders
         2.2.1 AWA confirms that it has entered into a firm and binding agreement with the AVSA for the purchase of at least twenty-four (24) firm, new Aircraft powered by new V2527-A5 Engines for delivery as set forth in Clause 1.1 above.
         2.2.2 AWA hereby enters into a firm and binding agreement with IAE for the purchase of six (6) new V2527-A5 Spare Engines for delivery as set forth in Exhibit B to the Contract.
2.3      Type Approval and Changes in Specification
         2.3.1 IAE will manufacture the Purchased Items to the Specification. After the date of this Contract the Purchased Items may be varied from time to time by Change Orders in writing which shall set forth in detail:
                 2.3.1.1 The changes to be made in the Purchased Items and
                 2.3.1.2 The effect (if any) of such changes on the Specification (including but not limited to performance and weight), on interchangeability of the Purchased Items in the airframe, on prices and on dates of delivery of the Purchased Items.
                 Change Orders shall not be binding on either party until signed by IAE and AWA but upon being so signed shall constitute amendments to this Contract.
         2.3.2 IAE may make any changes in the Purchased Items which do not adversely affect the Specification (including but not limited to performance and weight), interchangeability of the Purchased Items in the airframe, prices or dates of delivery of the Purchased Items. In the case of such permitted changes, a Change Order shall not be required. Provided it will not create any undue burden, IAE will provide reasonable notification of all such changes to AWA prior to delivery.
         2.3.3 At the time of delivery of the Purchased Items there is to be in existence a Type Approval Certificate in accordance with the provisions of the Specification.
         2.3.4 The Specification has, however, been drawn with a view to the requirements of the Certification Authority referred to in the Specification and the official interpretations of such requirements in existence at the date of this Contract (such requirements and interpretations being hereinafter referred to as "Current Rules"). Subject to Clause 2.3.2 above IAE and AWA agree that they will execute an approparite Change Order in respect of any change required to the Purchased Items to enable such Purchased Items to conform to the requirements of the Certification Authority and the official interpretations of such requirements in force at the date of delivery of such Purchased Items.
         2.3.5   The price of any Change Order is to be borne:
                 2.3.5.1 in the case of changes required to conform to the Current Rules - by IAE; and
                 2.3.5.2          in any other case - by AWA.
2.4      Inspection and Acceptance
         2.4.1 Conformance to the Specification of Purchased Items which are Installation Items will be assured by IAE through the maintenance of procedures, systems and records approved by the Engine Certification Authority. Conformance documentation will be issued and signed by personnel authorized for such purposes.
         2.4.2 Conformance to the Specification of Purchased Items which are Non-Installation Items will be assured by IAE conformance documentation.
         2.4.3   Upon issue of conformance documentation pursuant to Clause
                 2.4.1 or Clause 2.4.2 above, AWA shall be deemed to have accepted the Purchased Items and that the Purchased Items conform to the Specification. IAE shall, subject to the permission of the appropriate governmental authorities, arrange for AWA to have reasonable access to the appropriate premises in order to examine the Purchased Items prior to the issue of conformance documentation and to witness Engine acceptance tests.
         2.4.4 If AWA refuses or hinders delivery, or if IAE at AWA's written request agrees to delay delivery, of any of the Purchased Items, AWA shall nevertheless pay or cause IAE to be paid therefor as if, for the purposes of payment only, the Purchased Items had been delivered. Upon receipt of full payment by IAE, and at the request of AWA, IAE shall provide to AWA evidence of good title for such Purchased Items at which time risk of loss shall pass to AWA.
         2.4.5 In any of the cases specified in Clause 2.4.4 above, AWA shall also pay to IAE such reasonable sum as IAE shall require in respect of storage, maintenance and insurance of those Purchased Items.
2.5      Delivery, Shipping, Title and Risk of Loss or Damage
         2.5.1 IAE will deliver the Purchased Items, at its option, either ex-works Connecticut, U.S.A., or to such other state within the U.S.A. as the parties will determine by agreement, in accordance with the delivery schedule set out in Exhibit B to this Contract.

         2.5.2 Upon such delivery, title to and risk of loss of or damage to the Purchased Items shall pass to AWA.
         2.5.3 AWA will notify IAE at least four (4) weeks before the time for delivery of the Purchased Items of its instructions as to the marking and shipping of the Purchased Items.
2.6      Price
         The Purchase Price for each of the Purchased Items shall be the Basic Contract Price, amended pursuant to Clause 2.3 above, and escalated in accordance with the escalation formula contained in Exhibit B to this Contract.
2.7      Payment
          2.7.1  AWA will make payment in United States Dollars as follows:
                 2.7.1.1 Upon signature of this Contract, AWA shall pay to IAE a deposit of ten percent (10%) of the Estimated Purchase Price of the Purchased Items.
                 2.7.1.2 Eighteen (18) months before the scheduled delivery of each of the Purchased Items, AWA shall pay to IAE a further deposit of ten percent (10%) of the Estimated Purchase Price of such item.
                 2.7.1.3 Twelve (12) months before the scheduled delivery of each of the Purchased Items, AWA shall pay to IAE a further deposit of ten percent (10%) of the Estimated Purchase Price of such item.
                 2.7.1.4 On delivery of each of the Purchased Items, AWA shall pay to IAE the balance of the Purchase Price of such item.
         2.7.2 IAE shall have the right to require AWA to make additional deposits in respect of price changes arising from the provisions of Clause 2.3 above on a similar basis to that specified in Clause 2.7.1 above.
         2.7.3 AWA undertakes that IAE shall receive the full amount of payments falling due under this Clause 2.7, without any withholding or deduction whatsoever.
         2.7.4 All payments under this Clause 2.7 shall be made by cable or telegraphic transfer and shall be deposited not later than the due date of payment with the following bank for the account of
                 IAE:      National Westminster Bank plc
                           New York Branch
                           175 Water Street
                           New York, NY 10038
                           Account No. 00078700
                           ABA No. 026002749
         2.7.5 For the purpose of this Clause 2.7 "payment" shall only be deemed to have been made to the extent cleared or good value funds are received in the numbered IAE bank account specified in sub-clause 2.7.4 above.
         2.7.6 For the purpose of this Clause 2.7, the "Estimated Purchase Price" of any of the Purchased Items shall be calculated in accordance with the following formula:
                          P = Bx(1.06) (N)
                             where:
                             P is the Estimated Purchase Price
                             B is the applicable Basic Contract Price
                             N is the year of scheduled delivery minus the year for which the Basic Contract Price is defined.
CLAUSE 3  SPARE PARTS PROVISIONS
3.1      Intent and Term
         3.1.1 For as long as AWA owns and operates one or more Aircraft in regular commercial service, IAE shall provide that adequate supplies of Spare Parts are available for sale to AWA under this Contract. In consideration thereof, IAE shall sell to AWA and, except as hereinafater provided, AWA shall buy from IAE AWA requirements of the following Spare Parts.
                 3.1.1.1 All Spare Parts manufactured pursuant to the detailed design and order of IAE where IAE is the only source from which AWA can purchase such Spare Parts in an unused condition and in quantities sufficient to meet AWA's requirements; and
                 3.1.1.2 Vendor Parts for which direct supply arrangements between the manufacturers of such Vendor Parts and AWA cannot be established. Except for the purposes of Initial Provisioning pursuant to Clause 3.3 below, AWA shall notify IAE in writing not less than twelve (12) months before scheduled delivery that AWA intends to purchase such Vendor Parts from IAE.
         3.1.2 In an emergency, IAE shall sell to AWA Vendor Parts which it is not obliged to sell under this Contract, but which it has in stock or otherwise has reasonably available to it.
3.2      ATA Standards
         The parties to this Contract shall comply with the requirements of ATA Specifications 200 and 300, provided that any of the parties shall be entitled to negotiate reasonable changes in those procedures or requirements of the said specifications which, if complied with exactly, would result in an undue operating burden or unnecessary economic penalty.
3.3      Initial Provisioning
         3.3.1 To assist AWA's Initial Provisioning, IAE shall supply AWA with Initial Provisioning Data in accordance with ATA Specification 200, subject to Clause 3.2 above.
         3.3.2 Details of the format and precise nature of the said Initial Provisioning Data, including the applicable revision numbers of ATA Specification 200, definition of Spare Parts
                 Categories, and Lead Times, and agreement on technical publications shall be agreed between IAE and AWA at a preliminary meeting held for this purpose at a time and place to be agreed.
         3.3.3   The said Initial Provisioning Data shall cover all Spare
                 Parts, including agreed Vendor Parts, which may be reasonably required for AWA's operation of the Installation Items.
         3.3.4 Before AWA places Initial Provisioning Orders, a conference shall be held for the review of Initial Provisioning Data supplied by IAE under Clause 3.3.1 above. The said conference shall be held approximately eighteen (18) months before Aircraft delivery and shall be attended by the personnel of each party directly responsible for Initial Provisioning; provided, however, that with respect to the GPA Aircraft said conference will be held at a time which will allow the parties reasonable lead time prior to delivery.
3.4      Change In Initial Provisioning Data
         IAE shall, free of charge, progressively and promptly revise Initial Provisioning Data in accordance with ATA Specification 200 to take into account any changes which may materially affect provisioning decisions.
3.5      Discontinuance of Initial Provisioning Data - Use of Procurement Data
         3.5.1 Use of Initial Provisioning Data shall be discontinued on a date to be agreed by the parties hereto, but in any event no later than the date of delivery of the last Aircraft firmly ordered by AWA at the date of this Contract. On or before the said date IAE shall furnish AWA with Procurement Data complying with ATA Specification 200 and shall revise the said
                 Procurement Data as a matter of routine thereafter.
         3.5.2   Procurement Data shall be used to enable AWA to continue to order Spare Parts to support the Installation Items.
3.6      Stocking of Spare Parts
         Upon request, AWA shall provide IAE with information reasonably required to enable IAE to organize the manufacture and stocking of Spare Parts efficiently.
3.7      Lead Times
         3.7.1 Spare Parts for Initial Provisioning shall be delivered on or before the dates specified in AWA's orders, provided that the said dates comply with the terms of this Contract and do not call for delivery more than three (3) months before the scheduled date of delivery of the first Aircraft to AWA and provided further that delivery of the total Initial Provisioning quantity shall be effected against a schedule commensurate with AWA fleet build up and Aircraft utilization.
         3.7.2 Save as herein provided, replenishment Spare Parts shall be delivered within the Lead Time specified in the IAE Spare
                 Parts Catalog, except for certain major Spare Parts which shall be designated in Initial Provisioning Data and Procurement Data as being available at prices and lead times to be quoted upon request.
         3.7.3 If any order for replenishment Spare Parts shall call for a quantity materially in excess of AWA's normal requirements, IAE shall use its best efforts to complete such order in accordance with Clause 3.7.1 above, provided however, that IAE shall have the right to notify AWA and IAE may request a special delivery schedule. If AWA confirms that the full quantity ordered is required, delivery of the order shall be effected at delivery dates specified by IAE and the Lead Times provided by this Clause shall not apply.
         3.7.4 In an emergency, IAE shall endeavor to deliver Spare Parts, including certain major Spare Parts referred to in Clause
                 3.7.2 above, within the time limits specified by AWA. The action to be taken on such orders shall be advised as follows within the following time periods from IAE's receipt of such notice:
                 3.7.4.1          AOG orders - within 4 hours;
                 3.7.4.2          other emergency orders - within 24 hours;
                 3.7.4.3          orders for items of which AWA is out-of-stock
                                  - within 7 days.
3.8      Ordering Procedure
         3.8.1 After receipt of Initial Provisioning Data, AWA shall place its Initial Provisioning Orders in sufficient time to allow
                 IAE to commence delivery prior to delivery of the first Aircraft. AWA shall use its best efforts to give priority to ordering major items designated in the Initial Provisioning Data.
         3.8.2 Subsequent orders for Spare Parts shall be placed by AWA from time to time as may be appropriate. AWA shall give IAE as much notice as possible of any change in its operation, including, but not limited to, changes in maintenance or overhaul arrangements affecting its requirements of Spare Parts, including Vendor Parts.

         3.8.3 IAE shall promptly acknowledge receipt of each order for Spare Parts in accordance with ATA Specification 200 procedure. Unless qualified, such acknowledgement, subject to variation in accordance with Clause 3.7.3 above, shall constitute an acceptance of the order under the terms of this Contract.
         3.8.4 Subject to Clause 3.72.2 below, IAE shall accept "control shipdates" as defined in ATA Specification 200 in orders for Spare Parts provided that such dates allow IAE its applicable Lead Times in making shipment and are not subject to cancellation by AWA at less than twelve (12) calendar months' notice.
         3.8.5 If IAE notifies AWA that certain Spare Parts are packed in standard package quantities (hereinafter called "SPQ's") or that a minimum sales quantity (hereinafter called "MSQ") applies, AWA's subsequent orders for such Spare Parts shall be for SPQ's or multiples thereof with a minimum of one MSQ.
         3.8.6 Unless AWA shall have specified "Total Quantity Required" on its orders, IAE shall be entitled to consider an order for inexpensive Spare Parts complete if at least ninety percent (90%) of the quantity ordered is delivered. For the purpose of this Clause the term "inexpensive" shall mean a price listed in the IAE Spare Parts Catalog at less than Ten U.S. Dollars ($10) per unit, but shall be subject to review by IAE from time to time.
         3.8.7   Not later than the time of placing Initial Provisioning
                 Orders, AWA shall provide IAE with full shipping instructions applicable to both Initial Provisioning Orders and to subsequent standard replenishment orders for Spare Parts to be placed by AWA.
3.9      Modifications to Spare Parts
         3.9.1 IAE shall be entitled to make modifications or changes to the Spare Parts ordered by AWA hereunder. IAE shall promptly inform AWA by means of Initial Provisioning Data, Procurement Data and Service Bulletins when such modified Spare Parts (or Spare Parts introduced by a repair scheme) become available for supply hereunder. Notification of such availability shall be given to AWA before delivery.
         3.9.2 Modified Spare Parts may be supplied unless the modifications stated in Service Bulletins, in the recommended or optional category, are considered by AWA to be unacceptable and AWA so states in writing to IAE within ninety (90) days of the transmittal date of a Service Bulletin, in which case AWA shall be entitled to place a single order for AWA's anticipated total requirement of pre-modified Spare Parts, at a price and delivery schedule to be agreed.
         3.9.3 Unless AWA notifies IAE in writing under the provisions of Clause 3.9.2 hereof, IAE may supply at the expense of AWA a modification of any Spare Part ordered (including any additional Spare Part needed to ensure interchangeability), provided that the said modification has received the approval of the Certification Authority. The delivery of such Spare Parts shall begin on dates indicated by Service Bulletin. The delivery schedule shall be agreed at the time when orders for modifications are accepted by IAE.
         3.9.4 If Spare Parts required for incorporation of a modification are not ordered as a kit, AWA's orders must distinguish them from normal replacement Spare Parts in accordance with ATA Specification 200.
3.10     Inspection
         3.10.1 Conformance to the Specification of Installation Items will be assured by IAE through the maintenance of procedures, systems and records approved by the Certification Authority. Conformance documentation will be issued and signed by personnel authorized for such purpose.
         3.10.2 Conformance of Non-Installation Items will be assured by IAE conformance documentation.
         3.10.3 Upon the issue of conformance documentation in accordance with Clauses 3.10.1 or 3.10.2 above, AWA shall be deemed to have accepted the Installation Items and Non-Installation Items and that such Items conform to specification.
3.11     Delivery and Packing
         3.11.1 IAE shall deliver Spare Parts and Other Supplies ex-works, the IAE point of manufacture. Shipping documents and invoices shall be in accordance with ATA Specification 200.
         3.11.2 Upon such delivery, title to and risk of loss of or damage to the said Spare Parts and Other Supplies shall pass to AWA.
         3.11.3 In accordance with ATA Specification 200 requirements, AWA shall advise IAE at time of order of its instructions as to the marking and shipping of the Spare Parts and Other
                 Supplies.
         3.11.4 The packaging of Spare Parts shall normally be in accordance with ATA Specification 300 Category 2 standard and shall be free of charge to AWA. Category 1 standard packaging if required by AWA shall be paid for by AWA.
3.12     Prices
         3.12.1 Subject to Clause 3.7.2 above, prices of all Spare Parts shall be quoted in U.S. Dollars, in the IAE Spare Parts Price Catalog, Initial Provisioning Data and Procurement Data. Such prices shall represent net unit prices, ex-works the IAE point of manufacture.
         3.12.2 Prices applicable to each order placed by AWA hereunder shall be the prices in effect on the date IAE receives such order, except when delivery of Spare Parts against any order is scheduled to take place after the Lead Time stated in the IAE Spare Parts Price Catalog, in which event the prices for such items shall be those prices in effect ninety (90) days prior to the scheduled time for delivery in accordance with Clause 3.12.3 below.
         3.12.3 IAE may from time to time adjust its prices for Spare Parts upon not less than ninety (90) days notice to AWA, except that prices for Spare Parts quoted in Initial Provisioning Data shall be firm, provided that:
                 3.12.3.1 Orders are placed within three (3) months of receipt by AWA of Initial Provisioning Data, and
                 3.12.3.2         Ordered quantities are agreed by IAE, and
                 3.12.3.3 Deliveries are scheduled to be made prior to the scheduled date for delivery of the first Aircraft as at the date of supply by IAE of Initial Provisioning Data.
                 If for any reason orders are placed or subsequently rescheduled to specify delivery more than six (6) months after the date of first Aircraft delivery as scheduled at the date of supply by IAE of Initial Provisioning Data, then the prices for such items shall be those prices in effect ninety (90) days prior to the scheduled time for delivery of such items against a schedule commensurate with AWA fleet build up and Aircraft utilization. Notwithstanding the above, individual price errors in the calculation of prices may be adjusted without advance notice to AWA.
         3.12.4 On request by AWA, prices of Spare Parts or other materials not included in the Spare Parts Price Catalog shall be quoted within a reasonable time by IAE.
3.13     Payment
         3.13.1 Payment for all purchases under this Clause 3 shall be made by AWA to IAE within thirty (30) days after the date of delivery.
         3.13.2 AWA undertakes that IAE shall receive payment in U.S. Dollars of the full amount of payments falling due under this Clause 3.13, without any withholding or deduction whatsoever.
         3.13.3 All payments under this Clause 3.13 shall be made by cable or telegraphic transfer to, and shall be deposited not later than the due date of payment with:
                                  National Westminster Bank plc
                                  New York Branch
                                  175 Water Street
                                  New York, NY 10038
                                  Account No. 00078700
                                  ABA No. 026002749
         3.13.4 For the purpose of this Clause 3.13, payment shall only be deemed to have been made to the extent cleared or good value funds are received in the numbered IAE bank account specified in sub-clause 3.13.2 above.
3.14     Resale of Surplus Spare Parts
         3.14.1 At any one time during the fifth year after delivery of AWA's first Aircraft, AWA shall have the right to sell to IAE any unused, serviceable and currently usable Spare Parts which were purchased hereunder in accordance with the recommendations of IAE contained in Initial Provisioning Data and which are surplus to AWA's reasonable future needs, provided that such surplus has not been created due to a change in or cessation of AWA's operation of the Aircraft on which IAE based its Initial Provisioning recommendations.
         3.14.2 Spare Parts to be resold shall be identified on lists submitted by AWA to IAE at the time of resale and shall be delivered at AWA's cost to IAE, at the factory of the Manufacturer or other mutually agreed location.
         3.14.3 Prices for Spare Parts resold to IAE under Clause 3.14.1 above shall be the unit net prices paid therefor by AWA. All payments made by IAE under this Clause 3.14 shall be by way of credit note to AWA's account at IAE.
         3.14.4 IAE is prepared at any time to consider the repurchase of Spare Parts from AWA, if they are surplus to AWA's requirements.
3.15     Purchase by AWA from Others
         3.15.1 AWA may purchase from another A320-200 operator Spare Parts, which by virtue of Clause 3.1 above are required to be purchased from IAE:
                 3.15.1.1         on an occasional basis; or
                 3.15.1.2 where the said operator has published details of excessive stock holdings of the Spare
                                  Parts concerned; or
                 3.15.1.3 pursuant to a pooling arrangement or joint use agreement between AWA and the said operator.
         3.15.2 Subject to the conditions specified below, in the following circumstances AWA may obtain from established and approved sources, other than IAE or other A320-200 operators, Spare Parts which by virtue of Clause 3.1 above are required to be purchased from IAE:
                 3.15.2.1 as a temporary expedient in the event of a temporary but material failure by IAE to supply Spare Parts as required herein; or

                 3.15.2.2 during any period when IAE is hindered or prevented from delivering Spare Parts due to circumstances beyond its control provided AWA is thereby able to obtain the Spare Parts it requires sooner than IAE is able to supply them, and provided further that AWA will not unreasonably thereby increase its stock of the Spare Parts; or
                 3.15.2.3         where IAE identifies a Spare Part as a
                                  standard part.
                 AWA's rights under sub-clause 3.15.2 above are subject to AWA being unable to satisfy its requirements for Spare Parts under the provisions of sub-clause 3.15.1 above.
         3.15.3 Nothing in this Clause 3.15 shall be deemed to extend the obligations of IAE or to diminish the limitations upon such obligations under the Warranties referred to in sub-clauses
                 4.1 and 4.2 below.
         3.15.4 Notwithstanding any extension of the time of delivery in accordance with the provisions of Clause 6.1.1 below, AWA shall be entitled to cancel all or part of any order on IAE for Spare Parts which, pursuant to the terms of Clauses
                 3.15.2.1 and 3.15.2.2 are purchased from another source by giving reasonable notice of cancellation of the said order.
         3.15.5 In the event that AWA purchases Spare Parts under this Clause 3.15, AWA shall give written notice to IAE of the extent of such purchase supported by any other technical information which IAE may reasonably require.
3.16     Special Tools, Ground Equipment and Consumable Stores
         IAE shall sell Other Supplies to AWA subject to the terms and conditions of this Contract, but the detailed procedures of this Contract with regard to Initial Provisioning, Procurement Data, prices, stocking and Lead Time shall not apply. Technical data for special tools and ground equipment shall be in accordance with ATA Specification 101.
3.17     Conflict
         In the event of any conflict between the provisions of this Contract and the provisions of ATA Specifications 101, 200 and 300, the provisions of this Contract shall prevail.
CLAUSE 4  WARRANTIES, GUARANTEES AND LIABILITIES
4.1 IAE warrants to AWA that at the time of delivery of the Supplies sold hereunder such Supplies will be free of defects in material and manufacture and will conform substantially to IAE's applicable specifications as stipulated in this Contract. IAE's liability and AWA's remedies under this warranty are limited to the repair or replacement, at IAE's election, of Supplies or parts thereof returned to IAE at the factory of the manufacturer which are shown to IAE's reasonable satisfaction to have been defective; provided, that written notice of the defect shall have been given by AWA to IAE within ninety
         (90) days after the first operation or use of the Supplies (or if the Supplies are installed in new Aircraft, within ninety (90) days after acceptance of such Aircraft by its first operator) but in no event later than one (1) year after the date of delivery of such Supplies by IAE. Transportation charges for the return of defective Supplies to IAE pursuant to this Clause 4.1 and their reshipment to AWA and the risk of loss thereof will be borne by IAE only if the Supplies are returned in accordance with written shipping instructions from IAE.
4.2      In addition, IAE grants and AWA accepts the following:
         4.2.1   V2500 Engine and Parts Service Policy
         4.2.2   V2500 Nacelle and Parts Service Policy
         4.2.3   V2500 Non-Installation Items Warranty
         4.2.4   Parts Cost Guarantee
         4.2.5   Reliability Guarantee
         4.2.6   Inflight Shutdown Guarantee
         4.2.7   Fuel Consumption Rentention Guarantee
         4.2.8   Exhaust Gas Temperature Guarantee
         The Service Policies, Warranties and Guarantees referred to in this Clause 4.2 are hereinafter called the "Warranties." The above Service Policies, Warranties and Guarantees together form Exhibit D to this Contract.
4.3      The parties agree that those of the Warranties set out in Clauses
         4.2.1 and 4.2.2 above wherein AWA may be referred to as the "Operator" shall also apply to any equipment which falls within the categories of equipment referred to in the Warranties manufactured, supplied or inspected by IAE howsoever and whenever (whether before, on or after the date first above written) acquired by AWA from whatsoever source including but not limited to any V2500 aero engines and any associated equipment therefor, and any parts for such engines and associated equipment which form part of any aircraft acquired from the manufacturer.
4.4 The Warranties are personal to AWA and the obligations of IAE thereunder shall only apply insofar as AWA has ownership and possession of the Supplies covered thereunder.
4.5 AWA shall inform any person to whom it intends to sell, lease, loan or otherwise dispose of any of the Supplies or equipment referred to in Clause 4.3 above that such person may obtain from IAE a direct warranty agreement incorporating those of the Warranties set out in Clauses 4.2.1 and 4.2.2. AWA shall also use its reasonable endeavors to ensure that such person shall enter into a direct warranty agreement with IAE prior to delivery of any of the Supplies or such equipment to such person.
4.6      IAE and AWA agree that the intent of the Warranties provided in Clause
         4.2 is to provide specified benefits or remedies to AWA as a result of specified events. It is not the intent however to duplicate benefits or remedies provided to AWA by IAE or another source, e.g., another equipment manufacturer or lessor, as a result of the same event. Therefore, the terms of the Warranties notwithstanding, AWA agrees that it shall not be eligible to receive benefits or remedies from IAE if it stands to receive or has received benefits or remedies from IAE or another source as a result of the same event.
4.7 AWA accepts that the Warranties granted to AWA under Clauses 4.1, 4.2 and 4.3 above together with the express remedies provided to AWA in respect of the Supplies in accordance with this Contract are expressly in lieu of, and AWA hereby waives, all other remedies, conditions and warranties, expressed or implied including without limitation, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, and all other obligations and liabilities whatsoever of IAE and of its shareholders whether in contract or in tort or otherwise for any defect, deficiency, failure, malfunctioning or failure to function of any item of the Supplies or of the equipment referred to in Clause
         4.3 above, howsoever and whenever acquired by AWA from whatever sources and AWA agrees that neither IAE nor any of its shareholders shall be liable to AWA upon any claim therefor or upon any claim howsoever arising out of the manufacture or supply or inspection by IAE of any item of the Supplies or of such equipment or any other item of whatever nature, whether in contract or in tort or otherwise, except as expressly provided in the said Warranties, and AWA assumes all risk and liability whatsoever not expressly assumed by IAE in the said Warranties.
4.8 IAE and AWA agree that this Clause 4 has been the subject of discussion and negotiation, is fully understood by the parties and the price of the Supplies and other mutual agreements of the parties set forth in this Contract are arrived at in consideration of:
         4.8.1   the express Warranties of IAE and AWA's rights thereunder; and
         4.8.2   the exclusions, waivers and limitations set forth in Clause
         4.7 above.
CLAUSE 5 PRODUCT SUPPORT SERVICES
5.1 IAE will make available to AWA the Product Support Services described in Exhibit C to this Contract. Except when identified in such Exhibit as requiring separate contractual arrangements, such Product Support Services shall be supplied at no additional charge to AWA and subject to the provisions of this Contract. IAE may delegate the performance of product support services to an affiliated company.
CLAUSE 6  MISCELLANEOUS
6.1      Delay in Delivery
         6.1.1 If IAE is hindered or prevented from delivering any of the Supplies within the time for delivery specified in this Contract (as such time may be extended pursuant to the provisions of this Contract) by reason of:
                 6.1.1.1 any cause beyond the reasonable control of IAE, or
                 6.1.1.2 fires, industrial disputes or introduction of essential modifications the time for delivery shall be extended by a period equal to the period for which delivery shall have been so hindered or prevented, and IAE shall not be under any liability whatsoever in respect of such delay.
         6.1.2 If, by reason of any of the causes embraced by Clause 6.1.1 above, IAE is hindered or prevented from delivering any goods (which are the same as and include the Supplies) to purchasers (including AWA) then IAE shall have the right to allocate such goods, as they become available, at its own discretion among all such purchasers and IAE shall not be under any liability whatsoever to AWA for delay in delivery to AWA resulting from such allocation by IAE and the time for delivery shall be extended by a period equal to the delay resulting from such allocation by IAE.
         6.1.3 Should IAE inexcusably delay delivery of any item of the Supplies beyond the time for delivery specified in this Contract (as such time may be extended pursuant to the provisions of this Contract), then in respect of the first two
                 (2) months of such delay, IAE shall not be under any liability whatsoever and thereafter in respect of any further delay in delivery the damages recoverable by AWA from IAE as AWA's sole remedy shall not exceed 1/2% (one half percent) of the purchase price of the item of Supplies so delayed in respect of each month of such further delay (and prorata for any period of less than one (1) month) subject to an overall maximum of 3 1/2% (three and one half percent) of the purchase price of the item of the Supplies so delayed.
         6.1.4 The right of AWA to claim damages shall be conditional upon the submission of a written claim therefor, within thirty (30) days from the date on which IAE notifies AWA that the item of the Supplies so delayed is ready for delivery, or from the date on which AWA exercises the right of cancellation in respect of such item conferred in accordance with Clause 6.1.5 below, whichever date shall first occur.
         6.1.5 Should IAE delay delivery of any item of the Supplies beyond the time for delivery specified in this Contract (as such time may be extended pursuant to the provisions of this Contract) for a period of twelve (12) months then, in addition to the right of AWA under Clause 6.1.3, AWA shall be entitled to refuse to take delivery of such item on giving IAE notice in writing within one (1) month after the expiration of such period of twelve (12) months. Upon receipt of such notice IAE shall be free from any obligation in respect of such item except that IAE shall refund to AWA any deposits made in respect of the purchase price of such item of the Supplies.

6.2      Patents
         6.2.1 IAE shall, subject to the conditions set out in this Clause and as the sole liability of IAE in respect of any claims for infringement of industrial property rights, indemnify AWA against any claim that the use of any of the Supplies by AWA within any country to which at the date of such claim the benefits of Article 27 of the Convention on International Civil Aviation of 7th December l944 (The Chicago Convention) apply, infringes any patent, design, or model duly granted or registered provided, however, that IAE shall not be liable to AWA for any consequential damage or any loss of use of the Supplies or of the Aircraft in which the Supplies may be incorporated arising as a result directly or indirectly of any such claim.
         6.2.2 AWA will give immediate notice in writing to IAE of any such claim whereupon IAE shall have the right at its own expense to assume the defense of or to dispose of or to settle such claim in its sole discretion and AWA will give IAE all reasonable assistance and will not by any act or omission do anything which may directly or indirectly prejudice IAE in this connection.
         6.2.3 IAE shall have the right to substitute for any allegedly infringing Supplies substantially equivalent non-infringing supplies.
         6.2.4 The indemnity contained in Clause 6.2.1 above shall not apply to claims for infringement in respect of (i) Supplies manufactured to the specific design instructions of AWA; (ii) Supplies not of IAE design (but IAE shall in the event of any claim for infringement pass on to AWA so far as it has the right to do so the benefits of any indemnity given to IAE by the designer, manufacturer or supplier of such Supplies);
                 (iii) the manner or method in which any of the Supplies is installed in the Aircraft; or (iv) any combination of any of the Supplies with any item or items other than Supplies.
6.3      Credit Reimbursement
         If AWA should not accept delivery of a total of at least twenty (20) Aircraft on order from AVSA (eight (8) of which Aircraft may be existing "puts" from GPA) the date of this Contract and the Purchased Items ordered in accordance with this Contract, including the firmly ordered new V2500 Spare Engines, then, without prejudice to IAE's other rights under this Contract, the value of any credits, hardware or other concessions received by AWA pursuant to this Contract (including any Side Letters and Amendments) will be adjusted to amounts to be determined in good faith by IAE. If at the time of such adjustment, the credits, hardware values or value of other concessions which have been received by AWA exceed the final adjusted amounts AWA will promptly reimburse IAE in an amount equal to such excess plus interest on the excess amounts calculated from the time each respective amount was applied or value received until reimbursement. Interest will be calculated at a rate equal to the New York Citibank prime rate in effect at the time each respective amount was applied or value was received plus two percent (2%) per annum.
6.4      Non-Disclosure and Non-Use
         6.4.1 Subject to Clause 6.4.3 below, AWA agrees to hold in confidence any Information which it acquires directly or indirectly from IAE and agrees not to use the same other than for the purpose for which it was disclosed without the written approval of IAE. The expression "Information" in this Clause
                 6.4.1 includes but is not limited to all oral or written information, know-how, data, reports, drawings and specifications, and all provisions of this Contract.
         6.4.2 AWA shall be responsible for the observance of the provisions of Clause 6.4.1 above by its employees.
         6.4.3 The provisions of Clause 6.4.1 above shall not apply to information which is or becomes generally known in the aero engine industry nor shall the provisions of Clause 6.4.1 above prevent any necessary disclosure of information to enable AWA itself to operate, maintain or overhaul Supplies.
         6.4.4 With respect to Supplies ordered by AWA for delivery to a destination outside the U.S.A., AWA shall be responsible for obtaining any required authorization including an Export License, Import License, Exchange Permit or any other governmental authorization required in connection with the transactions contemplated under this Contract. AWA shall restrict disclosure of all information and data furnished thereto under this Agreement and shall ship the direct product of such information and data to only those destinations permitted under such governmental authorization.
         6.4.5 In the event that any of the "Information" as described in Clause 6.4.1 is required to be disclosed by AWA through a valid governmental, judicial or regulatory agency order, or as a result of compliance with any valid and enforceable law, AWA agrees to limit the disclosure to only those portions of the Information specifically required to be disclosed by such order, and to maintain the confidentiality of as much of the Information as legally possible.
6.5      Taxes
         6.5.1 Subject to Clause 6.5.2 below, IAE shall pay all imposts, duties, fees, taxes and other like charges levied by the governments of the United Kingdom, the United States of America, the Federal Republic of Germany, Japan and Italy or any agency thereof in connection with the Supplies prior to their delivery.

         6.5.2 All amounts stated to be payable by AWA pursuant to this Contract exclude any value added tax, sales tax or taxes on turnover. In the event that the supply of goods or services under this Contract is chargeable to any value added tax, sales tax or taxes on turnover, such tax will be borne by AWA.
         6.5.3 AWA shall pay all other imposts, duties, fees, taxes and other like charges by whomsoever levied.
6.6      Amendment
         This Contract shall not be amended in any way other than by agreement in writing, entered into by the parties hereto after the date of this Contract, which is expressly stated to amend this Contract.
6.7      Assignment
         Neither party may assign any of its rights or obligations hereunder without the written consent of the other party (except that IAE may assign its rights to receive money hereunder). Any assignment made in violation of this Clause 6.7 shall be null and void.
6.8      Exhibits
         In the event of any conflict or discrepancy between the Exhibits (which are hereby expressly made a part of this Contract) and Clauses of this Contract then the Clauses shall prevail.
6.9      Headings
         The Clause headings and the Index do not form a part of this Contract and shall not govern or affect the interpretation of this Contract.
6.10     Law
         This Contract shall be subject to and interpreted and construed in accordance with the Laws of the State of New York, United States of America.
6.11     Notices
         Any notice to be served pursuant to this Contract is to be sent by fax, or certified mail, return receipt requested, or by telex to:
         In the case of IAE:
         IAE International Aero Engines AG
         628 Hebron Avenue
         Glastonbury, Connecticut 06033-2595 U.S.A.
         Telex No. 443603l INTLAERO
         Fax No. (203) 659-1410
         Attention:  Business Director & Chief Legal Officer
         In the case of AWA:
         America West Airlines, Inc.
         4000 East Sky Harbour Boulevard
         Sky Harbour International Airport
         Phoenix, Arizona  85034  U.S.A.
         Attention:       Sr. V.P. Operations
         Telex No.  755089
         Fax No. (602) 693-5811
         or in each case to such other place of business as may be notified from time to time by the receiving party.
6.12     Exclusion of Other Provisions and Previous Understandings
         6.12.1 This Contract contains the only provisions governing the sale and purchase of the Supplies and shall apply to the exclusion of any other provisions on or attached to or otherwise forming part of any order form of AWA, or any acknowledgement or acceptance by IAE, or of any other document which may be issued by either party relating to the sale and purchase of the Supplies.
         6.12.2 The parties agree that neither of them have placed any reliance whatsoever on any representations, agreements, statements or understandings made prior to the signature of this Contract, whether orally or in writing, relating to the Supplies, other than those expressly incorporated in this Contract, which has been negotiated on the basis that its provisions represent their entire agreement relating to the Supplies and shall supersede all such representations, agreements, statements and understandings.
6.13     Term of Contract
         6.13.1 This Contract shall be in force and effect from the date of execution hereof by both parties and remain in force and effect until the earlier of twenty (20) years from the date of execution hereof by both parties, or the date on which AWA no longer owns or operates any of the Aircraft, whichever occurs first.

         6.13.2 So long as AWA operates V2500 powered Aircraft in regular commercial service, this Contract will be automatically renewed from year to year thereafter unless at least thirty
                 (30) days prior to the end of the original period or of any subsequent yearly period, as the case may be, written notice is given to the contrary by either party to the other, except that (i) any orders placed hereunder prior to said notice of non-renewal shall continue to be subject to all terms and conditions hereof, and (ii) where the terms and conditions of this Contract have been incorporated by reference into another agreement, such terms and conditions shall remain in effect for, and for the full term of, such other agreement.
IN WITNESS WHEREOF the parties hereto have caused this Contract to be signed on their behalf by the hands of their authorized officers the day and year first before written:


For IAE International Aero Engines AG      ____________________

In the presence of                         ____________________

For America West Airlines, Inc.            ____________________

In the presence of                         ____________________

                                    EXHIBIT A
                             CONTRACT SPECIFICATION
                    V2500 TURBOFAN ENGINE MODEL SPECIFICATION
FAA Commercial Type Certificate E40NE              Model V2527 - A5
Spec. No. IAE S27A5
                                SEA LEVEL RATINGS
           (With Ideal Inlet and Exhaust Systems - See GENERAL NOTES)

                                                         Net Thrust lb
                                                         -------------
Takeoff Rating (Static)                                      24,800
Takeoff Rating (at 0.2 Mn)                                   22,020
Maximum Continuous Rating                                    22,240
                                   DESCRIPTION
Type - An axial flow, two spool, turbofan engine with fan and multistage compressors driven by multistage reaction turbines and designed for operation with fixed area mixed exhaust system. Installation Drawing No. 4W6199. The Engine Installation Drawing shows the Engine envelope and provides dimensions and data for the engine installation interfaces.

                                  FUEL AND OIL
Fuel - Specification MIL-T-5624, MIL-T-83133 or ASTM-D-1655
Oil - Specification MIL-L-23699 Type II
Oil Consumption, Maximum (As measured over a 10-Hour Period) 0.15 U.S. gal/hr

                               STANDARD EQUIPMENT
                            Included in Engine Price
                     (Partial List Comprised of Major Items)

                         FUEL SYSTEM AND CONTROL SYSTEM:
LP/HP Fuel Pump, Fuel Filter Element, Fuel Temperature Sensor, Fuel Diverter/Back to Tank Valve, Fuel Distribution Valve, P2T2 Relay Box, Electronic Engine Control (EEC), Dedicated Generator, P4.9 Sensors and Manifold, Fuel Metering Unit, Fuel Supply Pipe, Fuel Nozzles.

                                IGNITION SYSTEM:
Ignition Exciter, Igniter Plug, Ignition Lead (2 each) (without power source).

                                 AIR SYSTEM:
No. 4 Bearing Compartment Heat Exchanger, HP/LP Active Clearance Control Valve, Active Clearance Control Valve Actuator,LP Compressor Bleed Valve Master Actuator, LP Compressor Bleed Valve Slave Actuator, Variable Stator Vane Actuator, HP Compressor Bleed Valves, HP Compressor Bleed Valve Solenoids, HPT Cooling Valve and Solenoid.

                            ENGINE INDICATING SYSTEM:
Exhaust Gas Temperature (EGT) Thermocouples, EGT Harness and Junction Box, No. 4 Bearing Scavenge Pressure Transducer, Fuel Filter and Scavenge Differential Pressure Switches, Scavenge Oil Temperature Sensor, Oil Pressure Transmitter, Low Oil Pressure Switch, Vibration Transducers and Harness, Oil Quantity Transmitter, Magnetic Chip Detectors, Fuel Flowmeter.

                                   OIL SYSTEM:
Oil Tank, Air Cooled Oil Cooler, Fuel Cooled Oil Cooler, Pressure Oil Filter Element, Air Cooled Oil Cooler Modulating Valve, Scavenge Oil Filter Housing Assembly and Element, No. 4 Bearing Compartment Scavenge Valve, Electrical Power Generator Fuel Cooled Oil Cooler.

                                 MISCELLANEOUS:
EEC Harnesses - Fan and Core, Ignition Supply Harness, General Service Harness, Nose Spinner, Core Fuel Drains, Airframe Accessory Mounting Pads and Drives, Various Brackets on working flanges for attachment of Nacelle and Aircraft Equipment Electrical Power Generator Piping to Cooler, P2T2 Probe.

                              ADDITIONAL EQUIPMENT
                          Available at Increased Price
Shipping Stand
Engine Condition Monitoring Instrumentation
Items of ADDITIONAL EQUIPMENT should be ordered at the time of Engine procurement in order to assure availability of this equipment at the time of Engine shipment.

                                  GENERAL NOTES
The specified Sea Level Static Ratings are ideal and are based on U.S. Standard Atmosphere 1962 conditions, the specified fuel and oil, an ideal inlet pressure recovery, no fan or compressor air bleed or load on accessory drives, a mixed exhaust system having no internal pressure losses and with a mixed primary nozzle velocity coefficient equal to 1.0.

Takeoff rating is the maximum thrust certified for takeoff operation. The specified takeoff thrust is available at and below ISA + 56oF (31oC) ambient temperature.

Maximum Continuous Rating is the maximum thrust certified for continuous operation. The specified thrust is available at and below ISA + 18oF (10oC) ambient temperature.

Maximum Climb Rating is the maximum thrust approved for normal climb operation.

Maximum Cruise Rating is the maximum thrust approved for normal cruise operation.

Guaranteed Calibration Stand Performance values for specific engine applications are provided in Appendix A to this specification.

Unless otherwise specified, engines will be supplied with the STANDARD EQUIPMENT listed. The Electrical Power Generator Fuel Cooled Oil Cooler and any drains, brackets and Electrical Power Generator piping, and other external hardware supplied with the Engine are certified by the FAA-NER to FAR Part 33 requirements.

                    V2500 TURBOFAN ENGINE MODEL SPECIFICATION
                                   Appendix A

FOR A COMPLETE PROPULSION SYSTEM INCLUDING ENGINE AND NACELLE TO BE INSTALLED IN THE AIRBUS INDUSTRIE A320 AIRPLANE GUARANTEED CALIBRATION STAND PERFORMANCE

                                               Sea Level Static
                                               ----------------
                                      Net                Max. Specific.
                                     Thrust            Fuel Consumption
                                      lb.               lb/hr/lb Thrust
                                     ------            -----------------
Takeoff Rating                       24,200                 TBD
Maximum Continuous Rating            21,750                 TBD
90% of Maximum Continuous Rating     19,570                 TBD

See GENERAL NOTES of the basic specification for rating definitions.

The ratings specified in this Appendix are attainable on the test stand at U.S. Standard Atmosphere 1962 conditions, with the specified fuel and oil, the air inlet and exhaust system described below, and without fan or compressor air bleed for aircraft systems, or load on accessory drives. The air inlet and exhaust system are shown on Propulsion System Drawing No. 745-7000 and consist of the air inlet duct assembly, fan duct assembly, mixed nozzle assembly and other associated V2500 Nacelle System hardware as would be installed in the Airbus Industrie A320 airplane. The specified calibration stand performance represents installed performance and is based on fuel having a LHV of 18,400 Btu/lb.

The maximum thrust specific fuel consumption values will be determined based on the production acceptance to inflight correlation established after the completion of airplane certification. The following items are included in establishing the specified performance guarantees:

(a) Air inlet duct contours

(b) Air inlet duct acoustic treatment

(c) Fan duct and mixed nozzle contours

(d) Fan reverser blocker doors and drag links

(e) Fan duct and mixed nozzle acoustictreatment

(f) Fan duct bleed openings except that the precooler bleed duct is shut off

(g) Fan air leakage with the exhaust system conforming to that shown on the Engine Installation Drawing

(h) Fan air bleed for component cooling and nacelle ventilation

                                    EXHIBIT B

                             PURCHASED ITEMS, PRICE,

                             ESCALATION FORMULA, AND

                                DELIVERY SCHEDULE

                                    EXHIBIT B

                             PURCHASED ITEMS, PRICE,
                    ESCALATION FORMULA AND DELIVERY SCHEDULE
                                    Exhibit B

         Purchased            Basic Contract Price                   Delivery
         Item No.:            U.S. Dollars (July 1988)     Qty.        Date
         ---------------      ------------------------     ----     ------------
1.  V2500-A5 Spare Engine           4,210,000                1      January 1998

2.  V2500-A5 Spare Engine           4.210,000                1          May 1998
3.  V2500-A5 Spare Engine           4,210,000                1      October 1998
4.  V2500-A5 Spare Engine           4.210,000                1        March 1999
5.  V2500-A5 Spare Engine           4,210,000                1      January 2000
6.  V2500-A5 Spare Engine           4,210,000                1      October 2000

ESCALATION FORMULA

1. Any Basic Contract Price or other Sum expressed to be subject to escalation from a Base Month to a month of delivery or other date of determination will be subject to adjustment in accordance with the following formula:

         P = Pb ( 0.60 L + 0.30 M + 0.10 E )
                      Lo       Mo       Eo
         Where:

          P   =    The Invoiced Purchase Price or Escalated Sum rounded to the nearest dollar.
          Pb  =    The Basic Contract Price or other Sum.
          Lo  =    The "Average Hourly Earnings of Aircraft Engine and Engine
                   Parts Production Workers" SIC Code 3724 published by the
                   Bureau of Labor Statistics in the U.S. Department of Labor
                   for the month preceding the Base Month by four months.
          L   =    The "Average Hourly Earnings of Aircraft Engine and Engine
                   Parts Production Workers" SIC Code 3724 for the month
                   preceding the month of delivery or other date of
                   determination by four months.
          Mo  =    The "Producer Price Index, Code 10, For Metals and Metal
                   Products" published by the Bureau of Labor Statistics in the
                   U.S. Department of Labor for the month preceding the Base
                   Month by four months.
          M   =    The "Producer Price Index, Code 10, For Metals and Metal
                   Products" for the month preceding the month of delivery or other date of determination by four months.
         Eo  =    The "Producer Price Index, Code 5, For Fuel and Related
                  Products and Power" published by the Bureau of Labor
                  Statistics in the U.S. Department of Labor for the month
                  preceding the Base Month by four months.
         E    =   The "Producer Price Index, Code 5, For Fuel and Related
                  Products and Power" for the month preceding the month of
                  delivery or other date of determination by four months.
2.       The values of the factors 0.60 L and 0.30 M and 0.10 E
                                        -          -          -
                                      L          M          E
         respectively, shall be determined to the nearest fourth decimal place. If the fifth decimal is five or more, the fourth decimal place shall be raised to the next higher number.

3. If the U.S. Department of Labor ceases to publish the above codes or modifies the basis of their calculation, then IAE may substitute any officially recognized and substantially equivalent statistics.

4. The Basic Contract prices contained in this Exhibit B are subject to escalation from a Base Month of July 1988 to the month of delivery using Lo, Mo and Eo values for March 1988.

5. If the application of the formula contained in this Exhibit B results in a Purchase Price which is lower than the Basic Contract Price, the Basic Contract Price will be deemed to be the Purchase Price for such Supplies.

                                    EXHIBIT C

                                 PRODUCT SUPPORT

                                 PRODUCT SUPPORT

                                     FOR THE

                                  V2500 ENGINE

                        IAE INTERNATIONAL AERO ENGINES AG

Issue No. 3

                                      INDEX

I.       INTRODUCTION
II.      CUSTOMER SUPPORT

         -    Customer Support Engineer
         -    Field Services Representatives
         -    Customer Training

III.     CUSTOMER SERVICES

         -    Engine Warranty Services
         -    Maintenance Center Support

         -    Maintenance Facilities Planning Service
         -    Tooling and Support Equipment Services
         -    Product Support Technical Publications
         -    Lease Engine Program Support

IV.      TECHNICAL SERVICES GROUP
         -    Product Support Engineering
         -    Powerplant Maintenance Engineering
         -    Customer Performance Engineering
         -    Diagnostic Systems Engineering
         -    Human Engineering
         -    Flight operations Engineering
         -    Repair Services
         -    Field Operations Data Analysis
V.       SPARE PARTS SUPPORT

         -    Spare Parts Support

VI.      BUSINESS SUPPORT GROUP

         -    Customer Maintenance Support
         -    Engine Reliability and Economic Forecasts
         -    Logistics Support Studies

I.   INTRODUCTION
     International Aero Engines AG (IAE) will make the following support personnel and services available to the V2500 engine customer: Flight Operations Engineering, Customer Performance Engineering, Field Representatives, Customer Maintenance Support, Product Support Engineering, Powerplant Maintenance Engineering, Field Operations Data Analysis, Human Engineering, Repair Services, Warranty Administration, Maintenance Facilities Planning, Tooling and Support Equipment Services, Product Support Technical Publications, Customer Training, Spare Parts Support and Engine Overhaul and Repair Service Centers.

     To make these support services readily available to you, our customer, in the most efficient manner the Customer Support Group has been established and assigned primary responsibility within IAE for customer contact and communications. A Manager, Customer Support Engineer is assigned to maintain direct liaison with each individual Customer. A description of the various product support services available to each customer follows. IAE reserves the right to withdraw or modify the services described herein at any time at its sole discretion. No such withdrawal or modification shall diminish the level of services and support which the Customer may be entitled to receive with respect to V2500 engines for which an acceptable order has been placed with IAE or with respect to aircraft with installed V2500 engines for which a firm and unconditional order has been placed with the aircraft manufacturer, prior to the announcement of any such withdrawal or modification.

II.  CUSTOMER SUPPORT GROUP

                        CUSTOMER SUPPORT MANAGER
     The Customer Support Manager provides a direct liaison between the airline customer's Engineering, Maintenance, Logistics and Financial organizations and the corresponding functions within IAE. The Customer Support Manager assigned to each airline is responsible for coordinating and monitoring the effort of the Product Support Department functional organization to achieve timely and responsive support for the airline.

     The Customer Support Manager provides the following specific services to the airline customer:
      -        Technical recommendations and information.
      - Refurbishment, Modification and Conversion program planning assistance.
      - Coordination of customer repair, maintenance and logistics requirements with the appropriate Product Support functional groups.
      - Assist with preparation of all engine warranty/service policy claims as may be requested by AWA.
     The Customer Support Manager will represent the airline customer in IAE internal discussions to ensure that the best interests of the customer and IAE are considered when making recommendations to initiate a program, change or improvement in the V2500 engine.

                          FIELD REPRESENTATIVES
     IAE Field Representatives provide the following services to the airline customer:
      -        24 Hour Support
      -        Maintenance Action Recommendations
      -        Daily Reporting on Engine Technical Problems
      - On-The-Job Training to include hands-on maintenance task as requested by AWA
      -        Service Policy Preparation Assistance
      -        Prompt Communication with IAE
      In addition to the two full time dedicated IAE Field Representatives already identified, IAE will work with AWA, once AWA outstation requirements are identified, to establish a Customer Support Plan to provide adequate introductory coverage for the V2500.

ENGINE MAINTENANCE SUPPORT SERVICE
Field Representatives assist airline customer personnel in the necessary preparation for engine operation and maintenance. The Representative, teamed with Customer Support Manager will work closely with the airplane manufacturer's field support team particularly during the initial period of aircraft operation. Field Representatives are in frequent contact with the IAE offices on technical matters. Information and guidance received from the home office is transmitted promptly to the airline which allows the airline to share in all related industry experience. The practice permits immediate use of the most effective procedures and avoidance of unsuccessful techniques. The IAE office contact ensures that IAE Field Representatives know, in detail, the latest and most effective engine maintenance procedures and equipment being used for maintenance and overhaul of V2500 engines. They offer technical information and recommendations to airlines personnel on all aspects of maintenance, repair, assembly, balancing, testing, and spare parts support of IAE.

ON-THE-JOB TRAINING
Field Representatives will conduct on-the-job training for the airline's maintenance personnel. This training continues until the maintenance personnel have achieved the necessary level of proficiency. Training of new maintenance personnel will be conducted on a continuing basis.

SERVICE POLICY ADMINISTRATION
Field Representatives will provide administrative and technical assistance in the application of the IAE Engine and Parts Service Policy to ensure expeditious and accurate processing of airline customer claims.

CUSTOMER TRAINING
IAE Customer Training offers airline customers the following support:
-        Technical Training at Purpose Built Facilities

-        On-site Technical Training
-        Technical Training Consulting Service
-        Training Aids and Materials

TRAINING PROGRAM
The IAE Customer Training Center will have an experienced full-time training staff which conducts formal training programs for airline customers' maintenance, training and engineering personnel. The standard training programs are designed to prepare customer personnel, prior to the delivery of the first aircraft, to operate and maintain the installed engines. Standard courses in engine operation, line maintenance, heavy maintenance, performance and trouble-shooting are also available throughout the production life of the engine. The courses utilize the latest teaching technology, training aids and student handouts. Customer Training will coordinate the scheduling of specific courses as required. The following is the curriculum of standard courses for IAE. On-site technical training, technical training consulting services and customized courses may be provided upon customer request and subject to separate contractual arrangements.

Maintenance and Provisioning Planner's Course
This two day course is designed specifically for experienced gas turbine personnel who will be responsible for planning and provisioning for maintenance on the V2500 engine. Discussions are concentrated in the following subject areas:
-         Engine construction features internal and external hardware.
- Engine systems operation, major components accessibility for removal/replacement.
- Maintenance concepts, repair and replacement requirements and special tooling.
The course is normally conducted in conjunction with two to three days of consultations with IAE Spare Parts personnel or Support Equipment Personnel to acquaint the customer with that Group's procedures and services including computerized services.

Staff Orientation
This course is designed to familiarize key staff, supervisory and operations planning personnel with engine construction features, fundamental systems operation, performance characteristics, operational procedures and general maintenance practices.

Flight Crew Familiarization
This course is designed to provide flight crew personnel with classroom familiarization training in the following subject areas:
-         Basic Engine Design Features
-         Engine Systems and Airframe Interface
-         Ground Operational Procedures
-         Malperformance Analysis Concepts
          V2500 General Familiarization
This course is designed to provide training for customer maintenance planning, engineering and instructor personnel in the following subject areas:
-         Construction Features
-         Applied Performance
-         Engine Systems
-         Installed/Uninstalled Operation
-         Maintenance Concepts
Note: This course contains no "hands-on" training.

Engine Troubleshooting
This course designed to develop the skills of V2500 experienced personnel in detecting, analyzing and correcting malfunctions in the V2500 engine systems and the engine/airframe interfaces. Classroom and shop training are provided in the following subject areas:
-         Troubleshooting Philosophy
-         Systems Review
-         Systems Troubleshooting
-         Systems/Component Isolation Procedures
-         Performance Parameter Analysis
-         Practical Application of Troubleshooting Procedures

V2500 Familiarization and Non-flight Performance
This course is designed specifically for power plant engineering, condition monitoring and instructor personnel. Performance characteristics are studied in-depth with consideration given to basic performance losses attributable to module deterioration. It does not include specific, in-depth, module performance analysis.

Line Maintenance and Troubleshooting
This course is designed for key line maintenance and troubleshooting personnel who have not received previous formal training on the V2500 engine. The classroom phases provide the student with the information essential for timely completion of line maintenance activities. The training focuses on the following subject areas:
-         Engine Description
-         Systems operation
-         Applied Performance
-         Ground Operations
-         Troubleshooting Procedures
-         Practical Phase Line Maintenance Tasks

V2500 Familiarization and Modular Maintenance
Provides experienced heavy maintenance personnel with engine modular disassembly and assembly training. The training is concentrated in the following subject areas:
-         Engine Description Overview
-         Engine Systems Overview
-         Heavy Maintenance Tasks *
* Course duration and "hands-on" coverage are contingent on the availability of an engine and required tooling.

III.   CUSTOMER SERVICES
       The Customer Services Group is dedicated to providing prompt and accurate assistance to you, our V2500 airline customer. The Customer Services Group provides the following categories of Assistance and Support to the V2500 airline customer:
       -        Engine Warranty Services
       -        Maintenance Center Support
       -        Maintenance Facilities Planning Service
       -        Tooling and Support Equipment Services
       -        Product Support Technical Publications
       -        Lease Engine Program Support

                          ENGINE WARRANTY SERVICES
       Engine Warranty Services will provide the following support for the V2500 engine airline customer:
       - Prompt administration of claims concerning Engine Warranty, Service Policy, other support programs and Guarantee Plans.
       -        Investigation of part condition and part failure.
       - Material provisioning administration for Controlled Service Use programs and other material support.

       PROMPT ADMINISTRATION
       Each airline customer is assigned a Warranty Analyst whose job is to provide individual attention and obtain prompt and effective settlements of Warranty and Service Policy claims. A typical claim properly submitted is generally settled, including issuance of applicable credit memo, within thirty days. Experience generated by much of the data derived from such claims often enables IAE to monitor trends in operating experience and to address and often eliminate potential problems.

       INVESTIGATION AND REPORTS
       Parts returned to IAE pursuant to the terms of the Service Policy are investigated in appropriate detail to analyze and evaluate part condition and cause of part failure. A report of findings is prepared and forwarded to the airline customer and to all IAE departments involved. In the case of vendor parts, the vendor is promptly informed. Reports often include recommendations to preclude repetition of the problem.

       CONTROLLED SERVICE USE PROGRAMS AND MATERIAL SUPPORT
       IAE shall assume responsibility for the planning, sourcing, scheduling and delivery of Controlled Service Use material, warranty replacement material, service campaign, material and program support material subject to the terms of special contracts with customers. Urgent customer shipments, both inbound and outbound, are monitored, traced, routed and expedited as required. The receipt and movement of customer owned material returned to IAE is carefully controlled, thus assuring an accurate accounting at all times.

                         MAINTENANCE CENTER SUPPORT
       IAE will arrange for the establishment of Maintenance Centers which will be available to accomplish repairs, modifications and conversions, as well as the complete overhaul of the V2500 engine subject to IAE's standard terms and conditions for such work. Through the use of the IAE established Maintenance Centers and its capabilities, an operator can minimize or eliminate the need for investment in engine support areas depending on the level of maintenance he elects the Maintenance Center to perform. Savings in specific engine support areas, such as spare parts inventory, maintenance and test tooling, support equipment and test facilities, can be demonstrated. Use of the Maintenance Center can also minimize the need for off-wing maintenance and test personnel with their associated overhead.

                    MAINTENANCE FACILITIES PLANNING SERVICE
        Maintenance Facilities Planning Service offers the following support to IAE customer:
        -        General Maintenance Facility Planning Publications
        -        Customized Facility Plans
        -        Maintenance Facility and Test Cell Planning Consultation
                 Services
        Maintenance Facilities Planning Service provides general and customized facility planning data and consultation services. Facility Planning Manuals for the V2500 engine will present the maintenance tasks, facility equipment and typical departments floor plans showing arrangement of equipment required to accomplish the tasks for all levels of maintenance. The Facility Equipment Manual is a catalogue of standard facility equipment such as lathes, process tanks, hoists, cranes, etc., which is suitable for use in the maintenance and testing of IAE engines. Customized facility planning services and consulting services are offered subject to separate contractual arrangements.

        Customized facility plans are developed to meet the requirements of customers' specific fleet sizes, activities and growth plans. The plans identify floor space, facility equipment, utilities and manpower requirements. on-site surveys are conducted as a part of customized plan development to determine the adaptability of existing facilities and equipment for the desired maintenance program. These plans provide floor plan layouts to show recommended locations for work stations, major equipment, marshalling and storage areas, workflow patterns, and structural and utility requirements to accommodate all the engine models that are maintained in the customer's shop. The Maintenance Facilities Planning Service also provides consultant services which are specifically related to the development of engine test cells, and the adaptation of existing maintenance facilities to accommodate expanding production requirements and/or new or additional IAE models.

                     TOOLING AND SUPPORT EQUIPMENT SERVICES
         The Tooling and Support Equipment Services Group assists the customer by providing the following services:
          -        Support Equipment Manufacturing/Procurement Documentation
          - Engine Accessory Test Equipment and Engine Transportation Equipment Specifications
          -        Support Equipment Logistics Planning Assistance

         SUPPORT EQUIPMENT DOCUMENTATION
         The tooling and Support Equipment Services Group designs the special support equipment required to disassemble, assemble, inspect, repair and test IAE engines. Special support equipment design drawings and Support Equipment Master Data Sheets, which describe how to use the support equipment, are supplied to customers in the form of 35mm aperture cards. Support equipment designs are kept current with engine growth, and tool Bulletins are issued to customers as part of continuing configuration management service. Updated Design and Master Data Sheets Aperture Cards and Tool Bulletins are periodically distributed to all IAE customers.

         ENGINE ACCESSORY TEST EQUIPMENT AND
         ENGINE TRANSPORTATION EQUIPMENT REQUIREMENTS
         Engine accessory test equipment and engine transportation equipment general requirements and specifications are defined and made available to IAE customers. If requested, the Tooling and Support Equipment Group will assist customers in the definition of engine accessory test and engine transportation equipment required for specific IAE needs.

         SUPPORT EQUIPMENT LOGISTICS PLANNING ASSISTANCE
         The Tooling and Support Equipment Group will provide, at the customer's request, special support equipment lists which reflect the customer's unique requirements such as mix of engine models and desired level of maintenance to aid in support equipment requirements planning.

                     PRODUCT SUPPORT TECHNICAL PUBLICATIONS
         IAE and its subcontractors provide the required publications and maintenance information as described below to support the maintenance and modification requirements of the airline customer. The publications are prepared in general accordance with Air Transport Association of America (ATA) Specification No. 100 and will be available to the airline customer prior to the delivery of the first aircraft. Customization services and media options will be available for procurement at established prices.

         ON-WING MAINTENANCE DATA
         IAE supplies the airplane manufacturer with all the necessary information required to perform "On-Aircraft" engine maintenance, troubleshooting, and servicing. This information is developed through close coordination between the airplane manufacturer and IAE and is integrated by the airplane manufacturer into his maintenance publications.

         TECHNICAL PUBLICATIONS
         Listed and described below are the publications that will be provided to support the airline customer's maintenance program:

         Engine Manual
         The Engine Manual is a document which will be structured in accordance with ATA 100 section 2-13-0 with JEMTOSS applied in accordance with section 2-13-14. Potential customer applications will be applied. The manual will provide in one place the technical data requirements for information needed to maintain the engine and the maximum potential number of parts that could, regardless of design responsibility, remain with the engine when it is removed from the airplane. Additionally the manual shall include coverage of interrelated parts (e.g. thrust reverser, cowlings, mounts, etc.) that whilst they can stay with the airplane when the engine is removed can be removed for maintenance purpose in lieu of individual component maintenance manuals.

         Customized Engine Manuals can be prepared to incorporate customer originated material related to data or procedures originated by or peculiar to a specific IAE customer. Such customized Manuals are provided by separate contractual arrangements. Customer material authorized by the appropriate Airworthiness Authorities can be incorporated into customized Manuals and will be identified in the margin by the customer's initials.

         Standard Practices Manual
         The Standard Practices Manual supplements the Engine Manual by providing, in a single document, all IAE recommended or approved general procedures covering general torques, riveting, lockwiring, cleaning policy, inspection policy standard repairs, etc., and marking of parts.

         Illustrated Parts Catalog
         The Illustrated Parts Catalog will be structured in accordance with ATA 2-14-0 and is a document which is used in conjunction with the Engine Manual for the identification and requisitioning of parts and assemblies. Its ATA structure is to be compatible with the Engine Manual Structure. Additionally the manual shall include coverage of interrelated parts (e.g. thrust reverser, cowlings, mounts, etc.) that whilst they can stay with the airplane when the engine is removed can be removed for maintenance purpose in lieu of individual component maintenance manuals.

         IAE Proprietary Component Maintenance Manuals
         These manuals will be structured in accordance with ATA 2-5-0 and will cover data for chapters other than 71, 72, and 78.

         Subcontractor Component Maintenance Manuals
         These manuals will be structured in accordance with ATA 2-5-0 and are prepared directly by the accessory manufacturers. All accessory data is subject to IAE prepublication review and approval.


         Engine and Accessory Component service Bulletins
         Each Engine and Accessory Component Service Bulletin will be produced in accordance with ATA 2-7-0. They will cover planning information, engine or component effectivity, reason for Bulletin, recommended compliance, manpower requirements, and tooling information relating to parts repair or modification. Subcontractor prepared Accessory Component Service Bulletins are reviewed by IAE prior to issuance. Alert Service Bulletins will be issued on all matters requiring the urgent attention of the airline customer and will generally be limited to items affecting safety. The Bulletin will contain all the necessary information to accomplish the required action.

         Operating Instructions
         Engine operating instructions are presented in the form of General Operating Instructions supplemented by V2500 Specific Engine Operating Instructions which provide operating information, procedures, operating curves and engine limits.

         Facilities Planning and Facility Equipment Manuals
         The Facilities Planning Manual outlines the requirements for engine/component overhaul, maintenance, and test facilities in terms of basic operations, processes, time studies and equipment. The Facility Equipment Manual lists and describes the facility equipment used for engine maintenance, overhaul and repair.

         Support Equipment Numerical Index
         The Indexes, prepared for each major engine model, provide a listing, in numeric sequence, by maintenance level, of all IAE ground support equipment required to maintain and overhaul the engine. The Listings are cross-indexed to the applicable engine dash model and to the chapter and section of the Engine Manual.

         Publications Index
         This index contains a listing of available technical manuals covering components of the V2500 Nacelle.

         Service Bulletin Index
         This index will be in a format and on a revision schedule as determined by IAE.

         Computer Software Manual
         Data, will be supplied in accordance with ATA
         102 revision 2 except where such data are prohibited due to proprietary or Government restrictions.

         REVISION SERVICES
         Regular, temporary, and "as required" revisions to technical publications will be made during the service life of IAE equipment. The utilization of advanced techniques and equipment provides the airline customer with expedited revision service.

         DISTRIBUTION MEDIA OPTIONS
         IAE will provide IAE technical publications to the airline customer on roll microfilm at 24:1 reduction or magnetic tape. Media options such as microfilm at 36:1 reduction, microfiche, and two side or one-sided paper copy of reproducible quality will be available for procurement at established prices.

         LEASE ENGINE PROGRAM SUPPORT
         An engine lease program will be made available to V2500 Airline Customers subject to IAE's standard terms and conditions of lease. Pool spares will be stationed at selected locations to assure emergency protection against aircraft-on-ground (AOG) situations or to provide supplemental support during "zero spares" conditions. The lease engines will be incorporate the highest maintenance standards and configuration levels. Availability will be subject to prior demand, however, the program logistics will be continually reviewed to assure the most effective deployment of available pool engines.

IV.      TECHNICAL SUPPORT GROUP
         The Technical Support Group provides the following categories of Technical Support to the airline customer:
                  -      Product Support Engineering
                  -      Powerplant Maintenance Engineering
                  -      Customer Performance Engineering
                  -      Diagnostic System Engineering
                  -      Human Engineering
                  -      Flight Operations Engineering
                  -      Repair Services
                  -      Field Operations Data Analysis
         PRODUCT SUPPORT ENGINEERING
         Product Support Engineering is responsible for the overall technical support to the customers. The following services are provided:
                  - Technical Problem Identification/Corrective Action Implementation
                  -      Technical Communication
                  -      Engine conversion Program Definition and Management
                  -      Engine Upgrade and Commonality Studies
                  -      Engine Hardware Retrofit Programs
                  -      Controlled Service Use Programs and Material Support
                  -      Engine Maintenance Management Plans
                  -      Engine Incident Investigation Assistance
         TECHNICAL SUPPORT
         Technical information supplied through IAE Field Representatives, Customer Support Managers, customer correspondence and direct meetings with airlines' representatives permits assessment of the factors involved in technical problems and their impact on engine reliability and operating costs. Resolution of these problems is coordinated with responsible groups within IAE and the necessary corrective action is defined. In certain situations the corrective action involves the establishment of Service Evaluation programs for proposed modifications, and the establishment of warranty assistance programs in conjunction with the IAE Warranty Administration Department. Product Support Engineering will assist customers in the implementation of recommended corrective action and improvements principally through official IAE technical communications, and direct customer contact.

         TECHNICAL COMMUNICATIONS
         Product Support Engineering is responsible for the release of technical communications. Primary communication modes involves release of limits and procedures through engine and maintenance manual revisions and the requirements associated with engine upgrade and/or conversion, durability and performance improvements, and problem resolution through Service Bulletins is provided by All Operator Letters and/or wires or direct technical written response to individual customer inquiries.


         ENGINE CONVERSION PROGRAMS
         Product Support Engineering defines minimum configuration levels for conversion of service engine models. They serve to assist the customer with the implementation of conversion programs into existing fleets by providing preliminary planning cost estimates and technical planning information regarding tooling, material and instructional requirements. Conversion programs are monitored for problem areas and Product support Engineering initiates and implements corrective action as may be necessary.

         ENGINE HARDWARE RETROFIT PROGRAMS
         Engine campaigns are carried out to provide retrofit of engine hardware configuration when required on delivered engines. This involves assisting in the marshalling of hardware, special tools, manpower and the scheduling of engine and material to campaign sites.

         ENGINE MAINTENANCE MANAGEMENT PLANS
         Planning documents, tailored for individual operators, are developed to serve as Engine Maintenance Management Program criteria. These are directed toward the objective of ensuring cost-effective operation with acceptable post-repair test performance, providing engine reliability to achieve maximum time between shop visits, and minimizing the adverse effects to operation of inflight shutdowns and delays/cancellations. Through the institution of specific maintenance recommendations, proper engine performance, durability, and hot section parts lives can be achieved.

         ENGINE INCIDENT INVESTIGATION ASSISTANCE
         Assistance is provided to an airline in conducting engine incident investigations in responding to the requirements of the appropriate Air Worthiness authority.

         LINE MAINTENANCE AND TROUBLESHOOTING
         Line Maintenance and Troubleshooting Seminars can be conducted at the IAE Training Center with the objective of improving line maintenance effectiveness fleetwide. Specialized training on V2500 line maintenance and troubleshooting can be provided through on-site workshops by special contractual arrangement. Troubleshooting support is provided primarily through powerplant troubleshooting procedures which are published in IAE and airframe manufacturers manuals. When an airline encounters an engine problem and corrective action taken has not been effective, more direct support in troublehshooting and maintenance can also be provided to the customers line maintenance personnel. Instructions on V2500 powerplant troubleshooting and maintenance can also be provided to customers line maintenance personnel.

         AIRLINE SHOP MAINTENANCE
         Reviews of shop practices and procedures of individual airlines can be conducted to determine the most efficient and cost-effective methods for maintenance and repair of the V2500 in the environment in which the airline must maintain that engine.

                       POWERPLANT MAINTENANCE ENGINEERING
         Powerplant Maintenance Engineering covers responsibility for maximizing engine maintainability, establishing maintenance concepts and requirements and providing maintenance support plant for IAE.

         This group provided the following services:
         -        Definition of Maintenance Tasks and Resource Requirements
         -        Planning Guides

         MAINTENANCE ENGINEERING
         Powerplant Maintenance Engineering conducts design reviews and comprehensive maintenance analysis of new engine designs and engine design changes to maximize engine maintainability consistent with performance, reliability, durability and life cycle cost considerations. Maintenance concepts, requirements and tasks are established to minimize maintenance costs. This group represents the customer's maintainability interests in internal IAE operations and upon request will assist the customer in resolving specific maintenance task problems.

         PROGRESSIVE MAINTENANCE PLANNING
         Powerplant Maintenance Engineering also provides Planning Guides based upon Maintenance Task Analysis. The guides present engine maintenance requirements, their subordinate tasks and the required resources to accomplish on-aircraft engine maintenance and the off-aircraft repair of engines by modular section/build group replacement. Maintenance requirements are also presented for the refurbishment of modular section/build group by parts replacement, the complete repair of parts, the refurbishment of accessory components and for engine testing. The data in the Planning Guides is presented in a manner that is primarily intended to assist new operators by providing a phased introduction of new engines into their shops and to capitalize on the design maintainability features for the engine when they are developing their maintenance plans. Powerplant Maintenance Engineering will assist new operators in planning a gradual, technically feasible, and economically acceptable expansion from line maintenance of installed engines through the complete repair of parts and accessory components.

                      CUSTOMER PERFORMANCE ENGINEERING
         Customer Performance Engineering provides for the following types of technical assistance to the airline customer:
         -        Engine Performance Analysis Computer Programs for Test Cell
                  Use
         -        Test Cell Correlation Analysis and Correction Factors
         -        Engine Stability Procedures and Problem Analysis
         Although much of the above support is provided in the form of procedures, data and recommendations in various publications, the group also answers inquiries of a performance nature which are forwarded to IAE by individual customers.

         ENGINE PERFORMANCE ANALYSIS
         Technical support is provided in a number of areas related to operational suitability including the development of the test requirements and performance limits for the Adjustment and Test Section of the Engine Manual. Computer programs that will assist the operator in analyzing engine performance using test cell data can be provided subject to IAE then current standard license fees and Terms and Conditions.

         TEST CELL CORRELATION
         Technical assistance is provided to the customer for developing appropriate corrections to be used for specific test configurations at customer owned test cell facilities. Reports are provided presenting correlation analyses and IAE recommended test cell corrections which permit comparison of the performance of customer tested engines with the respective Engine Manual limits and guarantee plan requirements.

         ENGINE STABILITY
         Technical support is provided to ensure that engine stability and starting reliability are maintained. Service evaluation programs for proposed improvements are initiated and monitored to determine their effectiveness. In addition, problems relating to engine control systems which impact engine stability and performance are analyzed.

                      DIAGNOSTIC SYSTEMS ENGINEERING
         Diagnostic Systems Engineering is responsible for the technical support of customer acquisition of inflight engine data and the assessment of engine performance through the use of that data. Diagnostic Systems Engineering personnel provide the following services:
         - Guidance to help customers define their engine monitoring system requirements.
         - Development of hardware specifications and computer programs (by separate contractual arrangement) to satisfy engine diagnostic requirements.
         -        Coordination of all IAE airborne diagnostic support activity.

         GUIDANCE IN DEFINING ENGINE MONITORING SYSTEMS REQUIREMENTS Diagnostic Systems Engineering can provide consultation services to assist the customer in defining his engine condition and performance monitoring requirements and in selection of appropriate hardware and software systems to meet those requirements and options between the customer, airframe manufacturer, and Airborne Integrated Data System
         (AIDS) manufacturer.

         DEVELOPMENT AND COORDINATION
         Diagnostic Systems Engineering personnel can develop hardware specification and make computer software available to accomplish Engine Condition Monitoring (ECM) and performance analysis of engine modules using AIDS data. Engine condition monitoring procedures, of both the manual and computerized variety can also be developed and provided in support of the customer's selected method of engine condition monitoring. Computer software will be provided to the customer subject to IAE's then current standard license fees and Terms and Conditions. Diagnostic Systems Engineering personnel also coordinate activities of cognizant functional groups at IAE to provide engine related information to the customer, airframe manufacturer, and AIDS equipment vendor during the planning, installation, and operation of AIDS.

                              HUMAN ENGINEERING
         Human Engineering supplies data on task time and skill requirements necessary for accomplishing maintenance procedures. Task data provided includes estimates of the man-hours, elapsed time and job skills necessary to accomplish maintenance tasks as described in IAE's Manual and Service Bulletins. Data is supplied for "on" and "off" aircraft maintenance tasks up to modular disassembly/assembly. Additional selected task data can be supplied on disassembly/assembly to the piece part level and on parts repair. In addition, the group can help solve problems related to skill requirements, body dimensions, or excessive man-hours encountered in accomplishing maintenance tasks.

                        FLIGHT OPERATIONS ENGINEERING
         Flight Operations Engineering provides the airline customer with the following technical assistance concerning installed engine operations:
         -        Introduction of new equipment
         -        Problem resolution and assistance with in-service equipment
         -        Contractual commitment and development program support
         - Publication of engine operations literature and performance aids

         NEW EQUIPMENT
         In accordance with customer needs, a Flight Operations Engineer can provide on-site assistance in the training of operations personnel and help in solving engine operational problems that might arise during the initial commercial service period. Such assistance can include participation in initial delivery flights, engine operational reviews, and flight crew training activity.

         PROBLEM RESOLUTION - IN-SERVICE EQUIPMENT
         In accordance with a mutually agreed upon plan, a Flight Operations Engineer can perform cockpit observations to identify or resolve engine operating problems and to assess installed engine performance.

         CONTRACTUAL SUPPORT AND DEVELOPMENT PROGRAMS
         As required, a Flight Operations Engineer can assist in evaluating installed engine performance relative to contractual commitments and engine improvements which have an impact on engine operations.

         PUBLICATION SUPPORT
         Flight Operations Engineering is responsible for the issuance of Propulsion System Operating Instructions and correspondence pertaining to inflight engine operations. Such material is coordinated with the airframe manufacturers as required. Special Presentations and Reports are also issued, as required, to support the activity described above.

                               REPAIR SERVICES
         Repair Service provides the following services to the airline customers:
         -      Coordinated Repair Development Activity
         -      Customer Assistance on Repair Procedures and Techniques
         -      Qualification of Repair Sources
         -      Repair Workshops
         -      Repair Development List

         COORDINATION OF REPAIR DEVELOPMENT
         The Repair Services Engineer provided direct contact with all sources that initiate repair schemes. The Engineer coordinates with representatives of Engineering and Support Services disciplines in identifying repair needs, evaluating various repair options and establishing repair development procedures and schedules. The Engineer participates in setting repair evaluation and approval requirements. When the repair is approved and substantiating data is documented, the Repair Services Engineer releases the repair to the Engine Manual.

         TECHNICAL ASSISTANCE
         The Repair Services Engineer provides daily communications with airline customers via technical responses to inquiries direct from the airline or through our Field Service Representative office at the airline facility. In addition, repair engineer make periodic visits to airline repair facilities to discuss new repairs under development, answer specific questions posed by the particular facility and review actual parts awaiting a repair/scrap decision. Occasionally repair engineers make special visits to customer facilities to assist in training customer personnel in accomplishing particularly complex repairs.

         QUALIFICATION OF REPAIR SOURCES
         The Repair Services Engineer coordinates the qualification of repair sources for repairs proprietary to IAE or to an outside repair agency. They also perform a review of the qualifications of repair sources for critical, nonproprietary repairs for which a source demonstration is deemed necessary. The group participates in negotiation of the legal and business agreements associated with these qualification programs.
                      FIELD OPERATIONS DATA ANALYSIS
         The following information is available to the airline customer from the Field Operations Data Analysis organization:
         -        Composite Engine Parts List
         -        Industry Item Lists
         -        Service Bulletin Incorporation Lists
         -        Operating Experience Reports

         COMPOSITE ENGINE PARTS LIST
         The Composite Engine Parts List, a compilation of all saleable and nonsaleable engine parts incorporated in production engines, describes the configuration of each engine and identifies those engine parts for which engineering changes, service bulletins and service instructions have been issued.

         INDUSTRY ITEM LISTS
         An Industry Item List, consisting of a computer retrievable magnetic tape and a hard copy printout, is provided after delivery of each new engine to identify specific parts by part number and serial number which the airline customer may choose to monitor during the engine operational life. Listed parts represent approximately 80 percent of engine total value.

         SERVICE BULLETIN INCORPORATION LISTS
         Lists are provided that identify all Service Bulletins which were not incorporated and, separately, those which were incorporated during initial build of each new engine.

         OPERATION EXPERIENCE REPORTS
         IAE will maintain a V2500 Operational Data base from which selected engine operations and reliability summary reports will be developed and made available on a scheduled basis to each airline customer. Data reported by IAE Field Representatives serve as input to this data base. This computerized data maintenance and retrieval system will permit:
         - A pooling and exchange of service experience for the benefit of the entire airline industry.
         -        A common statistical base.
         - The selective querying of computer data files for answers to customer inquiries. In addition to providing operations and reliability reports, the Operating Experience Data Base serves in-house programs directed at improving engine design and enhancing overall customer support, including spare parts provisioning and warranty administration.
V.       SPARE PARTS GROUP

                      SPARE PARTS SUPPORT
         The Spare Parts Group provides the following categories of spare parts support to airline customers:
         -        Individual Customer Account Representatives
         -        Provisioning
         -        Planning
         -        Order Administration
         -        Spare Parts Inventory
         -        Effective Expedite Service
         -        Worldwide Distribution

         ACCOUNT REPRESENTATIVE
         An Account Representative is assigned to each customer using IAE equipment. This representative provides individualized attention for effective spare parts order administration, and is the customer's interface on all matters pertaining to new part planning and procurement. Each representative is responsible for monitoring each assigned customer's requirements and providing effective administrative support. The Account Representatives are thoroughly familiar with each customer's spare parts ordering policies and procedures and are responsible for ensuring that all customer new parts orders are processed in an effective manner.

         SPARE PARTS PROVISIONING PLANNING
         Prior to delivery of the first new aircraft to an airline customer, preplanning discussions will be held to determine the aircraft/engine program, and engine spare parts provisioning and order plans. Mutually agreed upon provisioning target dates are then established and on-time completion tracked by the Customer Account Representative with the assistance of logistics specialists in Spare Parts Provisioning and Inventory Management. Meetings are held with airline customers at a mutually agreeable time to review suggested spare parts provisioning lists prepared by spare parts Provisioning. These lists are designed to support each customer's particular fleet size, route structure and maintenance and overhaul program.

         ORDER ADMINISTRATION
         IAE subscribes to the general principles of Air Transport Association of America (ATA) Specification No. 200, Integrated Data Processing - Supply. The procedures of Air Transport Association of America (ATA) Specification No. 200 may be used for Initial Provisioning, (Chapter
         II) Order Administration (either Chapter III or Chapter VI) Invoicing (Chapter IV). A spare parts supply objective is to maintain a 90 percent on-time shipment performance record to our published lead times. The lead time for replenishment spare parts is identified in the IAE spare Parts Price Catalog. Initial provisioning spare parts orders should be placed at least six months prior to required delivery, while conversions and major modifications require full manufacturing lead times.

         The action to be taken on emergency requests will be answered as follows:
         - Aircraft-On-Ground (AOG) within four hours (in these instances every effort is made to ship immediately).
         - Critical (Imminent Aircraft-On-Ground (AOG) or Work Stoppage) -- Within 24 hours.
         - Stock Outage -- Within seven working days (these items are shipped as per customer request).

         SPARE PARTS INVENTORY
         To ensure availability of spare parts in accordance with published lead time, spare parts provisioning maintains a modern, comprehensive requirements planning and inventory management system which is responsive to changes in customer demand, special support programs and engineering design. Organized on an engine model basis, this system is intended to maintain part availability for delivery to customers consistent with published lead times.

         A majority of parts in the spare parts inventory are continually controlled by an Automatic Forecasting and Ordering System. Those parts which do not lend themselves to automatic control due to supercedure, unusual usage or conversion requirements are under the direct manual control of Spares Planning personnel. As additional protection against changes in production lead time or unpredicted demand, certain raw materials are also inventoried. Successful inventory management is keyed to accurate requirements planning. In support of the requirements planning effort, a wide ranging data retrieval and analysis program is offered. This program concerns itself both with the customer logistics and technical considerations as follows:
         - Forecasts of life limited parts requirements are requested and received semi-annually from major customers.
         - Engine technical conferences are held frequently within IAE to assess the impact of technical problems on parts.
         - For a selected group of parts a provisioning conference system is offered which considers actual part inventory change, including usage and receipts, as reported monthly by participating customers.
         INITIAL PROVISIONING PARTS BUY-BACK
         IAE offers an initial provisioning parts buy-back service, the details of which are contained in individual customer spare parts contracts.

         PACKAGING
         All material is packaged in general compliance with Air Transport Association of America (ATA) Specification No. 300.

         WORLD AIRLINE SUPPLIERS' GUIDE
         IAE subscribes to the supply objectives set forth in the World Airlines Supplier's Guide published by the Air Transport Association of America
         (ATA). IAE requires that its proprietary component vendors also perform in compliance with the precepts of the World Airline Suppliers' Guide.
VI.      BUSINESS SUPPORT GROUP

                      CUSTOMER MAINTENANCE SUPPORT
         This Service provides the following services to airline and engine maintenance shop customers:
         -        Engine Reliability and Logistics Cost Forecasts
         -        Logistics Support Studies

         ENGINE RELIABILITY AND ECONOMIC FORECASTS
         Engine reliability and economic forecasts in the forms of predicted shop visit rates and maintenance costs can be provided to reflect the airline customers' operating characteristics. Additionally, various analyses can be conducted to establish life probability profiles of critical engine parts, and to determine optimum part configuration and engine operating procedures.

         LOGISTICS SUPPORT STUDIES
         As required, logistics studies are conducted to assist in the planning of engine operational support. Such studies may include spare engine and spare module requirements forecasts, level of maintenance analyses, engine type economics evaluations and life cycle cost estimates.

                                   EXHIBIT D-1

                                       IAE

                          INTERNATIONAL AERO ENGINES AG

                      V2500 ENGINE AND PARTS SERVICE POLICY

AWA AND IAE ACKNOWLEDGE THAT THIS EXHIBIT D-1 (SECTIONS I THROUGH VII) HAS NOT BEEN AGREED UPON AS OF DECEMBER 23, 1994. CONTINGENT UPON AWA AND IAE REACHING A MUTUAL AGREEMENT UPON THIS EXHIBIT D-1 ON OR BEFORE FEBRUARY 15, 1995, AWA AND IAE HEREBY AGREE THAT IN ALL OTHER RESPECTS, HOWEVER, IAE AND AWA AGREE UPON THE TERMS AND CONDITIONS OF THE V2500 SUPPORT CONTRACT, DATED DECEMBER 23, 1994.

IAE INTERNATIONAL AERO ENGINES AG              AMERICA WEST AIRLINES, INC.

By:________________________________        By:________________________________

Title:_______________________________      Title:_______________________________

Date:_______________________________       Date:_______________________________

                                       IAE

                          INTERNATIONAL AERO ENGINES AG

                      V2500 ENGINE AND PARTS SERVICE POLICY

         This Engine and Parts Service Policy ("Service Policy") is a statement of the terms and conditions under which IAE International Aero Engines AG ("IAE") will grant the Operators of new V2500 Engines certain Allowances and adjustments in the event that Parts of such Engines suffer Failure in Commercial Aviation Use, or in the event that a Parts Life Limit is established or reduced.

         This Service Policy becomes effective for the Operator's first new V2500 Engine. This Service Policy is divided into seven sections:

         Section I describes the Credit Allowances which will be granted should the Engine suffer a Failure.

         Section II describes the Credit Allowances which will be granted should a Primary Part Suffer a Failure.

         Section III lists the Class Life for those Primary Parts for which Credit Allowances will be granted.

         Section IV describes the Credit Allowances which will be granted when the establishment or reduction of a Parts Life Limit is mandated.

         Section V describes the Credit Allowances and adjustments which will be granted when IAE declares a Campaign Change.

         Section VI contains the definitions of certain words and terms used throughout this Service Policy. These words and terms are identified in the text of this Service Policy by the use of initial capital letters for such words and terms.

         Section VII contains the general conditions governing the application of this Service Policy.

I.       ENGINE FAILURE CREDIT ALLOWANCES
         A.       First Run Engine, Module and Part
                  1. A First Run Engine is an Engine with 3,000 hours or less Engine Time, a First Run Module is a Module with 3,000 hours or less Module Time, and a First Run Part is a Part with 3,000 hours or less Parts Time operating in a First Run Engine or a First Run Module.
                  2. If a First Run Part suffers Direct Damage or Resultant Damage, and provided that the Part causing Resultant Damage is also a First Run Part, IAE will grant to the Operator:
                           a. A 100 percent Parts Credit Allowance for any First Run Part Scrapped, or
                           b. A 100 percent Labor Credit Allowance for any First Run Part Repaired.
                  3. If such Damage of a First Run Part requires the removal of the Engine or a Module from the Aircraft, IAE will, in addition to Subparagraph A.2. above, grant to the Operator:
                           a. A 100 percent Labor Credit Allowance for disassembly, reassembly and necessary testing of the Engine or Module requiring Reconditioning as a result of such Damage of the First Run Part, and
                           b. A 100 percent Parts Credit Allowance for those Expendable Parts required in the Reconditioning of the Engine or Module.
                  4. If such Damage of a First Run Part requires the removal of the Engine or a Module from the Aircraft, IAE will arrange, upon request by the Operator, to Recondition the Engine or Module or accomplish the Parts Repair at no charge to the Operator rather than providing the above Credit Allowances. Such work will be accomplished at a V2500 Maintenance Center designated by IAE. Transportation charges to and from the Maintenance Center shall be paid by the Operator.
         B.       Extended First Run Engine, Module and Part
                  1. An Extended First Run Engine is an Engine with more than 3,000 hours Engine Time but not more than 3,500 hours Engine Time, an Extended Run Module is a Module with more than 3,000 hours Module Time, but not more than 3,500 hours Module Time, and an Extended First Run Part is a Part with 3,500 hours or less Parts Time operating in an Extended First Run Engine or an extended First Run Module.
                  2. If an Extended First Run Part suffers Direct Damage or Resultant Damage, and provided that the Part causing Resultant Damage is also an Extended First Run Part, IAE will grant to the Operator:
                           a. A pro rata Parts Credit Allowance for any Extended First Run Part Scrapped, or
                           b. A pro rata Labor Credit Allowance for any Extended First Run Part Repaired.
                           If the Extended First Run Part is a Primary Part (Section III), the pro rata Credit Allowances will be based on l00 percent at 3,000 hours Engine Time which then decreases, pro rata, to zero percent at 3,500 hours Engine Time, or, l00 percent to 2,000 hours Parts Time which then decreases, pro rata, to zero percent at the end of its Class Life (Section III), whichever is greater. If the Extended First Run Part is not a Primary Part, the pro rata Credit Allowances will be based on l00 percent at 3,000 hours Engine Time which then decrease, pro rata, to zero percent at 3,500 hours Engine Time.
                  3. If such Damage of an Extended First Run Part requires the removal of the Engine or a Module from the Aircraft, IAE will, in addition to Subparagraph B.2. above, grant to the Operator:
                           a. A pro rata Labor Credit Allowance for disassembly, reassembly and necessary testing of the Engine or Module requiring Reconditioning as a result of such Damage of the Extended First Run Part, and
                           b.       A pro rata Parts Credit Allowance for those
                                    Expendable Parts required in the
                                    Reconditioning of the Engine or Module.
                           The pro rata Credit Allowances will be based on l00 percent at 3,000 hours Engine Time, which then decreases, pro rata, to zero percent at 3,500 hours Engine Time.
Note: Section VI, Paragraph D. contains the formulas to be used for computing the Credit Allowances described above.

         C.       Engine or Module Failure Credit Allowances Illustration

                  [A GRAPHICAL REPRESENTATION OF SECTION I, PARAGRAPHS A AND B APPEARS HERE]

         Note: The Primary Parts Credit Allowances Illustration (Section II, Paragraph B) is also applicable to the Credit Allowances which are based on Parts Time as described in Section I, Subparagraph B.2.
II.      PRIMARY PARTS CREDIT ALLOWANCE
         A.       Primary Parts Other Than First Run Parts or Extended First Run
                  Parts
                  1.       Primary Parts are limited to those Parts listed in
                           Section III while such Parts are within the Class Life indicated in Section III.
                  2. The Primary Parts Credit Allowances described in Subparagraph A.3 below will be based on l00 percent to 2,000 hours total Parts Time which then decreases, pro rata, to zero percent at the end of the applicable hourly Class Life.
                  3. If a Primary Part suffers Direct Damage or Resultant Damage, and provided that the Part causing Resultant Damage is also a Primary Part, IAE will grant to the
                           Operator:
                           a. A Parts Credit Allowance for any Primary Part Scrapped, or
                           b. A Labor Credit Allowance for any Primary Part Repaired in accordance with a Parts Repair designated in writing by IAE as being eligible for a Credit Allowance under this Section II, Paragraph A.
         Note: Section VI, Paragraph D. contains the formulas to be used for computing the Credit Allowances described above.
         B.       Primary Parts Credit Allowances Illustration

                  [A GRAPHICAL REPRESENTION OF SECTION II, PARAGRAPH A, APPEARS HERE]
                           A = CLASS A PRIMARY PARTS (Page 5)
                           B = CLASS B PRIMARY PARTS (Page 6)
                           C = CLASS C PRIMARY PARTS (Page 6)
III      IDENTIFICATION OF PRIMARY PARTS
         The following Parts are defined as Primary Parts while such Parts are within the Class Life indicated. Class Life is the period, expressed in either hours or Parts Time or number of Parts Cycles during which IAE will grant Credit Allowances for Primary Parts which suffer Direct Damage or Resultant Damage, or for which a Parts Life Limit is established or reduced.
                        CLASS A (4,000 HOURS PARTS TIME)
         Cold Section Rotating Parts LP Compressor Inlet Cone - Spinner
         LP Compressor 1st Stage Blade - Fan
         LP Compressor 1st Stage Blade Annulus Fillers
         LP Compressor 2nd Stage Blade
         Radial Drive Bevel Gear
         Tower Shaft
         HP Compressor 3 through 12th Stage Blades
         HP Compressor Front and Rear Rotating Airseals
         LP Turbine Shaft Coupling Nut
         Cold Section Static Parts
         Fan Splitter Fairing
         LP Compressor Stage 2 Inlet and Exhaust Stator Assembly
         HP Compressor Stage 3 to Stage 6 Variable Stator Assembly
         Fan Aerodynamic OGV's
         HP Compressor Stage 6 to ll Stator Assembly
         HP Compressor Exit Stator
         Hot Section Rotating Parts
         HP Turbine Stage 1 and 2 Blade
         HP Turbine Gage Spacer
         HP Turbine Lock Nut
         LP Turbine Stage 3 to 7 Blades
         LP Turbine Lock Nut
         Hot Section Static Parts
         Fuel Injector
         Combustion Chamber Assembly
         HPT First Stage Cooling Duct Assembly (TOBI Duct)
         HPT lst and 2nd Stage Nozzle Guide Vane Assembly
         HPT lst and 2nd Stage Outer Airseal Assembly
         HP to LP Turbine Transition Duct (Inner & Outer)
         LPT Stage 3 to 7 Nozzle Guide Vane Assembly
         LPT Stage 3 to 7 Outer Airseal Assembly
         Main and Angle Gearbox
         Gearshafts and Bearings
         Lay Shaft
         All Accessory Drive Shafts
         Gearbox Oil Pumps (Pressure and Scavenge)
                        CLASS B (8,000 HOURS PARTS TIME)
         Fan Case Assembly (Includes Intermediate Case)
         HP Compressor Front Casings (Split Casings)
         HP Compressor Rear Casings
         Diffuser Case
         HP Turbine Case
         LP Turbine Case
         Turbine Exhaust Case
         Main Gearbox Casing
         Oil Tank
                   CLASS C (20,000 HOURS PARTS TIME FOR DAMAGE
                  15,000 PARTS CYCLES FOR LIFE LIMIT REDUCTION)
         Fan Disk
         LPC Drum
         HPC 1 to 6 Drum
         HPC 7 to 10 Drum
         HP Turbine Stage 1 and 2 Disks
         HP Turbine Spacer Disk
         HP Turbine Stage 1 Front Rotating Airseal
         HP Turbine 2nd Stage Disk Rear Seal
         LP Turbine Stage 3-7 Disks
         LP Turbine Stage 3-7 Rotating Airseals
         Shafts

IV       PARTS LIFE LIMIT ALLOWANCES
         A. A Parts Life Limit is the maximum allowable Parts Time or Parts Cycles for specific Parts as established by IAE and the United States Federal Aviation Administration.
         B.       Credit Allowances
                  1.       Class A and Class B Primary Parts
                           If a Parts Life Limit is established which results in Part Scrappage at less than 4,000 hours Parts Time for a Class A Primary Part or less than 8,000 hours Parts Time for a Class B Primary Part, IAE will grant for each such Primary Part Scrapped as a result thereof, a Parts Credit Allowance based on 100 percent to 2,000 hours total Parts Time which then decreases, pro rata, to zero percent at the end of 4,000 hours total Parts Time for a Class A Primary Part or 8,000 hours total Parts Time for a Class B Primary Part.
                  2.       Class C Primary Parts
                           If a Parts Life Limit is established for a Class C Primary Part which results in Part Scrappage in less than l5,000 total Parts Cycles, IAE will grant for each such Primary Part Scrapped as a result thereof, a Parts Credit Allowance based on 100 percent to 10,000 total Parts Cycles which then decreases, pro rata, to zero percent at 15,000 total Parts Cycles. In addition, IAE will grant a similarly calculated Labor Credit Allowance and Parts Credit Allowance for that labor and those Expendable Parts which are solely related to the removal and replacement of such Class C Primary Parts and is additional to other maintenance being performed on the Engine or Module.
         Note: Section VI, Paragraph D. contains the formulas to be used for computing the Credit Allowances described above.
         C.       Parts Life Limit Credit Allowances Illustrations

                  [A GRAPHICAL REPRESENTATION OF SECTION IV, PARAGRAPH B-1
                   APPEARS HERE]
                                    A = CLASS A PRIMARY PARTS (Page 5)
                                    B = CLASS B PRIMARY PARTS (Page 6)
                  [A GRAPHICAL REPRESENTATION OF SECTION IV, PARAGRAPH B-2 APPEARS HERE]
                                    C = CLASS C PRIMARY PARTS (Page 6)

V        CAMPAIGN CHANGE CREDIT ALLOWANCES AND ADJUSTMENTS
         A. A Campaign Change is an IAE program, so designated in writing, for the Reoperation, replacement, addition, or deletion of a Part(s). IAE will grant the Credit Allowances and Adjustments specified in this Section V to the Operator when Campaign Change recommendations are complied with by the Operator.
         B.       Standard Allowances
                  1. A 100 percent Parts Credit Allowance for the replacing Parts specified in the Campaign Change for installed Parts or serviceable shelf stock Parts which are Scrapped with 3,000 hours or less total Parts Time.
                  2. A pro rata Parts Credit Allowance for the replacing Parts specified in the Campaign Change for installed Parts or serviceable shelf stock Parts which are Scrapped with more than 3,000 hours total Parts Time but less than 3,500 hours total Parts Time. The pro rata Parts Credit Allowance will be based on 100 percent at 3,000 hours total Parts Time which then decreases, pro rata, to 50 percent at 3,500 hours total Parts Time.
                  3. A 50 percent Parts Credit Allowance for the replacing Parts specified in the Campaign Change for installed Parts or serviceable shelf stock Parts which are Scrapped with more than 3,500 hours total Parts Time.
                  4. A 100 percent Labor Credit Allowance for Reoperation of installed Parts or serviceable shelf stock Parts with 3,000 hours or less total Parts Time which are Reoperated in accordance with the Campaign Change.
                  5. A pro rata Labor Credit Allowance for Reoperation of installed Parts or serviceable shelf stock Parts with more than 3,000 hours total Parts Time but less than 3,500 hours total Parts Time which are Reoperated in accordance with the Campaign Change. The pro rata Labor Credit Allowance will be based on 100 percent at 3,000 hours total Parts Time which then decreases, pro rata, to 50 percent at 3,500 hours total Parts Time.
                  6. A 50 percent Labor Credit Allowance for Reoperation of installed Parts or serviceable shelf stock Parts with more than 3,500 hours total Parts Time which are Reoperated in accordance with the Campaign Change.
                  7. A 100 percent Labor Credit Allowance for disassembly and reassembly of the Engine or Module, if the disassembly of the Engine or Module is recommended by IAE for accomplishment of the Campaign Change and such disassembly is performed solely for the purpose of accomplishing the Campaign Change.
Note:    Section VI, Paragraph D. contains the formulas to be used for computing the Credit Allowances described above.
         C.       Campaign Change Credit Allowances Illustration
                  [A GRAPHICAL REPRESENTATION OF SECTION V, PARAGRAPH B,
                  APPEARS HERE]
Note: The Labor Credit Allowance for Engine or Module disassembly and reassembly remains at a constant 100%.
         D.       Optional Credit Allowances and Adjustments
                  1. When IAE declares a Campaign Change, IAE, at its sole option, may grant to the Operator Credit Allowances and adjustments, such as, but not necessarily limited to:
                           a.       No Charge material.
                           b.       Specifically priced material.
                           c.       Single credit settlements for the Operators'
                                    fleet.
                           d.       Fixed Credit Allowance support for each
                                    Engine.
                  2. These optional Credit Allowances and Adjustments may be provided: a. Instead of the standard Credit Allowances of Section V, Paragraph B., b. In addition to the standard Credit Allowances of Section V, Paragraph B or c. As a portion of the standard Credit Allowances of Section V, Paragraph B.
                  3. In no event shall the worth to the Operator, as reasonably determined by IAE, be less than the amount that would have been granted to the Operator as a standard Campaign Change Credit Allowance, per
                           Section V, Paragraph B. In considering the use of these optional Credit Allowances and adjustments, IAE will attempt to minimize the financial and administrative impact on the Operator.
VI       DEFINITIONS
         A. CAMPAIGN CHANGE is an IAE program, so designated in writing, for the Reoperation, replacement, addition or deletion of Part(s) and is characterized by the granting of certain Credit Allowances to the Operator when such program recommendations are complied with by the Operator.
         B. CLASS LIFE is the period, expressed in either hours of Part Time or number of Parts Cycles, during which IAE will grant Credit Allowances for Primary Parts which suffer Direct Damage or Resultant Damage, or for which a Parts Life Limit is established or reduced.
         C. COMMERCIAL AVIATION USE is the operation of Engines in Aircraft used for commercial, corporate or private transport purposes. The operation of Engines by government agencies or services is normally excluded except that IAE will consider written requests for the inclusion of such Engines under the provisions of this Service Policy.
         D.       CREDIT ALLOWANCES
                  1. PARTS CREDIT ALLOWANCE is an amount determined in accordance with the following formulas:
                           a.       100 percent Parts Credit Allowance = P
                           b.       50 percent Parts Credit Allowance = P/2
                           c.       Pro rata Parts Credit Allowance =
                                   (1)      For a Primary Part which suffers
                                            Direct or Resultant Damage, or a
                                            Class A or Class B Primary Part for
                                            which a Parts Life Limit is
                                            established:
                                     Lt - T
                                  ________ x P
                                       Lt
                                   (2) For a Class C Primary Part for which a Parts Life Limit is established, which is greater than 10,000 total Parts Cycles but is less than 15,000 total Parts Cycles:
                                     Lc - C
                                  ________ x P
                                       Lc
                                   (3) For replacement of a Part because of a Campaign Change, when such a Part has more than 3,000 hours Parts Time but less than 3,500 hours Parts
                                            Time:
                                    4,000 - T
                                 ___________ x P
                                    l,000
                           d.       Extended First Run Parts Credit Allowance =
                                    3,500 - E                  Lt  -  T
                                    _________   x   P     or   ________   x   P
                                       500                        Lt
                  2. LABOR CREDIT ALLOWANCE is an amount determined in accordance with the following formulas, except that in no event shall the amount to be granted for repair of Parts exceed the amount of the Parts Credit Allowance which would have been granted if the Part had been Scrapped:
                           a.       100 percent Labor Credit Allowance = H x R
                           b.       50 percent Labor Credit Allowance  = H x R
                           c.       Pro rata Labor Credit Allowance    =
                                   (1)      For a Primary Part which suffers
                                            Direct or Resultant Damage, or a
                                            Class A or Class B Primary Part for
                                            which a Parts Life Limit is
                                            established:
                                              Lt  -  T
                                                ________   x   H   x   R
                                                   Lt
                                   (2) For a Class C Primary Part for which a Parts Life Limit is established which is greater than l0,000 total Parts Cycles but is less than l5,000 total Parts Cycles:
                                              Lc  -  C
                                              ________   x   H   x   R
                                                  Lc
                                   (3) For replacement of a Part because of a Campaign Change, which such a Part has more than 3,000 hours Parts Time but less than 3,500 hours Parts
                                            Time:
                                               4,000 - T
                                              _________   x   H   x   R
                                               1,000
                           d.       Extended First Run Labor Credit Allowance =
                                    3,500 - E                   Lt - T
                                    _________  x  H  x  R    or  ______ x H x R
                                       500                         Lt
        3.       The variables used in calculating the above
                 allowances are defined as:
                 P   =  a.        For a Part Scrapped because of
                                  Direct Damage, Resultant Damage or a
                                  Parts Life Limit being established,
                                  the IAE commercial price of the Part
                                  Scrapped current at the time of
                                  either the Engine removal or Part
                                  removal, whichever occurs sooner, or
                         b.       For replacement of a Part because of
                                  a Campaign Change, the IAE
                                  commercial price of the replacing
                                  Part specified in the Campaign
                                  Change current at the time of
                                  notification to the Operator of the
                                  Campaign Change.
                 T   =   a.       For a Primary Part which has
                                  suffered Direct Damage or Resultant
                                  Damage, the actual Parts Time on the
                                  Part minus 2,000 hours, or
                         b.       For a Class A or Class B Primary
                                  Part for which a Parts Life Limit is
                                  established, the actual Parts Time
                                  on the Part minus 2,000 hours, or
                                  the Parts Life Limit minus 2,000
                                  hours, whichever is greater, or
                         c.       For replacement of a Part because of
                                  a Campaign Change, when such a Part
                                  has more than 3,000 hours Parts Time
                                  but less than 3,500 hours Parts
                                  Time, the actual Parts Time on the
                                  Part.
                 C   =    For a Class C Primary Part for which a
                          Parts Life Limit is established which is
                          greater than l0,000 Total Parts Cycles but
                          less than 15,000 Total Parts Cycles, the
                          greater of either:
                          a.      The actual Parts Cycles on the Part
                                  minus 10,000 cycles, or
                          b.      The new Parts Life Limit minus
                                  10,000 Cycles.
                 Lt  =    Either:
                          a.      For a Primary Part which has
                                  suffered Direct Damage or Resultant
                                  Damage, the hours indicated in
                                  Section III minus 2,000 hours, or
                         b.       For a Class A or Class B Primary
                                  Part for which a Parts Life Limit is
                                  established, the hours indicated in
                                  Section III minus 2,000 hours.
                 Lc  =    For a Class C Primary Part for which a
                          Parts Life Limit is established which is
                          greater than 10,000 total Parts Cycle, 5,000
                          Cycles.
                 H   =    The man-hours required to accomplish the
                          work as established in writing by IAE.
                 R   =    The labor rate, expressed in U.S. Dollars
                          per hour, which will be determined
                          as follows:
                         a.       If the labor is performed at the
                                  Operator's facility, or its
                                  subcontractor's facility, the labor
                                  rate will be the greater of the
                                  Operator's labor rate or the
                                  subcontractor's labor rate, where
                                  the labor rates were determined in
                                  accordance with IAE Form _____ and
                                  provided to the Operator in writing,
                                  or
                          b.      If the labor is performed by IAE,
                                  the labor rate will be the
                                  then-current labor rate of IAE.
                 E   =    Actual Engine Time on an Extended First
                          Run Engine.
 E.   DIRECT DAMAGE is the damage suffered by a Part itself upon its Failure.

 F. ECONOMICALLY REPAIRABLE shall generally mean that the cost of the repair as determined by IAE, exclusive of modification and transportation costs, will be equal to or less than 65 percent of the IAE commercial price of the Part at the time the repair is considered, or, shall be as otherwise reasonably determined by IAE.

 G. ENGINE(S) means those V2500 Engine(s), as described by IAE Specifications sold by IAE for Commercial Aviation Use, whether installed as new equipment in aircraft by the manufacturer thereof and delivered to the Operator or delivered directly to the Operator from IAE for use as a spare Engine. An Engine which has been converted or upgraded in accordance with IAE instructions shall continue to qualify for Credit Allowances and Adjustments under the provisions of this Service Policy.

 H. ENGINE OR MODULE TIME is the total number of flight hours of operation of an Engine or a Module.

 I. EXPENDABLE PARTS means those nonreusable Parts, as determined by IAE, which are required to be replaced during inspection or Reconditioning, regardless of the condition of the Part.

 J. EXTENDED FIRST RUN ENGINE OR MODULE is an Engine or Module with more than 3,000 hours Engine or Module Time but not more than 3,500 hours Engine or Module Time.

 K. EXTENDED FIRST RUN PART means a Part with 3,500 hours or less Parts Time operating in an Extended First Run Engine.

 L. FAILURE (FAILED) is the breakage, injury, or malfunction of a Part rendering it unserviceable and incapable of continued operation without corrective action.

 M. FIRST RUN ENGINE OR FIRST RUN MODULE is an Engine or Module with 3,000 hours or less Engine or Module Time.

         N. FIRST RUN PART is an Engine Part with 3,000 hours or less Parts Time operating in a First Run Engine.
         O.       MODULE(S) means any one or more of the following assemblies of
                  Parts: Fan Assembly and Low Pressure Compressor Assembly High Pressure Compressor Assembly High Pressure Turbine Assembly Low Pressure Turbine Assembly Main gearbox Any other Assembly of Parts so designated by IAE
         P. OPERATOR is the owner of one or more Engines operated for Commercial Aviation Use, the lessee if such Engine(s) is the subject of a long-term financing lease or as otherwise reasonably determined by IAE.
         Q. PART(S) means Engine parts sold by IAE and delivered to the Operator as original equipment in an Engine or Engine parts sold and delivered by IAE to the Operator as new spare parts in support of an Engine.
         R. PARTS CYCLE(S) means the aggregate total number of times a Part completes an Aircraft takeoff and landing cycle, whether or not thrust reverser is used on landing. As pilot training will involve extra throttle transients such as touch and go landings and takeoffs, IAE shall evaluate such transients for Parts Cycle determination.
         S. PARTS LIFE LIMIT is the maximum allowable total Parts Time or total Parts Cycles for specific Parts, including Reoperation if applicable, as established by IAE or by the United States Federal Aviation Administration. Parts Life Limits are published in the Time Limits Section (Chapter 05) of the applicable V2500 Series Engine Manual.
         T. PARTS REPAIR means the IAE designated restoration of Failed Parts to functional serviceable status, excluding repair of normal wear and tear, as determined by IAE.
         U. PARTS TIME is the total number of flight hours of operation of a Part.
         V. PRIMARY PART(S) are limited to those Parts listed in Section III while such Parts are within the Class Life indicated in
                  Section III.
         W. RECONDITIONING means the restoration of an Engine or Module allowing substitution of new or serviceable used Parts, to the extent necessary for continued operation of the Engine or Module as a serviceable unit. When such Reconditioning is performed by IAE, the Parts Time or Parts Cycles, as applicable, of the replaced Part shall, for the purpose of this Service Policy, be applicable to the substituted new or serviceable used Part. Said replaced Part shall become the property of IAE.
         X.       REOPERATION is the alteration to or modification of a Part.
         Y.       RESULTANT DAMAGE is the damage suffered by a Part because of the Failure of another Part within the same Engine.
         Z.       SCRAPPED PARTS (SCRAP, SCRAPPED, SCRAPPAGE) shall mean those
                  Parts determined by IAE to be unserviceable and not
                  Economically Repairable. The Operator shall cause such Parts to be mutilated or disposed of in such a manner as to preclude any possible further use as an Engine Part.
VII      GENERAL CONDITIONS
         The following general conditions govern the application of this Service
         Policy:
         A.       Records and Audit
                  The Operator shall maintain adequate records for the administration of this Service Policy and shall permit IAE to audit such records at reasonable intervals.
         B.       Scrapping of Parts
                  1.       Scrappage Verification
                           Any Part for which a Parts Credit Allowance is requested shall be verified as Scrapped prior to the issuance of the Parts Credit Allowance. Verification of Scrappage shall occur as follows:
                           a. At the Operator's, or its subcontractor's, facility. Such verification shall be accomplished by the IAE Field
                                    Representative.
                           b.       At IAE, provided that IAE concurs that the
                                    Part is to be Scrapped. Sufficient
                                    information to identify the Part, the Engine from which the Part was removed, and the reason for its return shall be provided.
                  2.       Return of Parts
                           IAE, at its sole option, may require the Operator to return to IAE any Part for which a Parts Credit Allowance is requested. Such return shall be a condition for the issuance of a Parts Credit Allowance.
                  3.       Transportation Expenses
                           Transportation expenses shall be at the expense of the Operator if such Parts are shipped to and from IAE for examination and verification; except that IAE shall pay the expense if such Parts as are shipped at the request of IAE.
                  4.       Title
                           Title to such Parts returned to IAE shall vest in
                           IAE:
                           a. Upon determination by IAE that the Operator is eligible for a Parts Credit Allowance. If it is determined that the Parts are scrapped Parts but are not eligible for Service Policy coverage, the Operator will be notified of the decision and the Parts returned at the Operator's expense if the Operator so requests; otherwise, the Parts will be disposed of by IAE without any type of adjustment, or
                           b.       Upon shipment, when such Parts are
                                    determined to be Scrap at the Operator's facility and are shipped to IAE at the request of IAE.
         C.       Repairability Requirements
                  The Operator shall set aside and exclude from the operation of this Service Policy for a period of six months any Part for which IAE states it has, or plans to initiate, an active program to achieve a repair, corrective Reoperation or Parts Life Limit extension. In the event IAE has not released a repair procedure, corrective Reoperation, or Parts Life Limit extension by the expiration of this six month period, such Part shall be retained by the Operator and excluded from the operation of this Service Policy for additional periods beyond the expiration of said six month period only if agreed to by the Operator.
         D.       Exclusions from Service Policy
                  This Service Policy will not apply to any Engine, Module or
                  Part if it has been determined to the reasonable satisfaction of IAE that said Engine, Module or Part has Failed because it:
                  1. Has not been properly installed or maintained in accordance with IAE recommendations unless such improper installation or maintenance was performed by IAE, or
                  2. Has been used contrary to the operating and maintenance instructions or recommendations authorized or issued by IAE and current at the time, or
                  3. Has been repaired or altered other than by an IAE designated V2500 Maintenance Center in such a way as to impair its safety, operation or efficiency, or
                  4.       Has been subjected to:
                           a.       Misuse, neglect, or accident, or
                           b.       Ingestion of foreign material, or
                  5. Has been affected in any way by a part not defined as a Part herein, or
                  6. Has been affected in any way by occurrences not associated with ordinary use, such as, but not limited to, acts of war, rebellion, seizure or other belligerent acts.
         E.       Payment Options
                  IAE at its option may grant any Parts Credit Allowance as either a credit to the Operator's account with IAE or as a Part replacement.
         F.       Presentation of Claims
                  Any request for a Credit Allowance must be presented to IAE not later than 180 days after the removal from service of the Engine or Part for which the Credit Allowance is requested. If IAE disallows the request, written notification will be provided to the Operator. The Operator shall have 90 days from such notification to request a reconsideration of the request for Credit Allowance. IAE shall have the right to refuse any request for a Credit Allowance which is not submitted within the stated time periods.
         G.       Duration of Service Policy
                  This Service Policy will normally cease to apply to all Parts in any Engine that is more than ten years old as measured from the date of shipment of the Engine from the factory. Unless advised to the contrary by IAE, this Service Policy shall, however, continue to be applicable to individual Engines after the expiration of the ten year period on a year to year basis so that the Operator may continue to receive the benefits of the Service Policy on the Parts in these Engines.
         H.       General Administration
                  On matters concerning this Service Policy, the Operator is requested to address all correspondence to:
                           IAE International Aero Engines AG
                           Corporate Center II
                           628 Hebron Avenue
                           Glastonbury, Connecticut  06033-2595  USA
                           Attention:  Warranty Administration
         I.       Limitation of Liability
                  1. The express provisions of this Service Policy set forth the maximum liability of IAE with respect to any claims relating to this Service Policy. In the event of any conflict or inconsistency between the express provisions of this Service Policy and any Illustrations contained herein, the express provisions shall govern.
                  2. Except to the extent that the Credit Allowances and adjustments expressly set forth in this Service Policy may exceed the limitations of the corresponding portions of any warranties or representations included in any sales agreements, the provisions of this Service Policy do not modify, enlarge or extend in any manner the conditions governing the sale of its Engines and Parts by IAE.

                  3. IAE reserves the right to change or retract this Service Policy at any time at its sole discretion. No such retraction or change shall diminish the benefits which the Operator may be entitled to receive with respect to Engines for which an acceptable order has been placed with IAE or with respect to aircraft with installed Engines for which a firm unconditional order has been placed with the aircraft manufacturer prior to the announcement of any such retraction or change.
         J.       Assignment of Service Policy
                  This Service Policy shall not be assigned, either in whole or in part, by either party. IAE will, however, upon the written request of the Operator consider an extension of Service Policy Credit Allowances and adjustments to Engines, Modules and Parts sold or leased by an Operator to another Operator, to the extent only, however, that such Credit Allowances and adjustments exist at the time of such sale or lease and subject to the terms and conditions of the Service Policy. IAE shall not unreasonably withhold such extension of such Credit Allowances.

                                  Exhibit D-2

                                      IAE
                         INTERNATIONAL AERO ENGINES AG

                     V2500 NACELLE AND PARTS SERVICE POLICY





         Issued:  November 16, 1988

                                      IAE
                         INTERNATIONAL AERO ENGINES AG
                     V2500 NACELLE AND PARTS SERVICE POLICY
This Nacelle and Parts Service Policy (Service Policy) is a statement of the terms and conditions under which IAE International Aero Engines AG ("IAE") will grant the Operators of its V2500 Nacelles certain Allowances and adjustments in the event that Parts of such Nacelles suffer Failure in service.
This Service Policy is divided into four sections:

Section I                 describes the Allowances and adjustments which             Page 1
                          will be granted should the Nacelle or Part(s)
                          suffer a Failure.
Section II                describes the Allowances and adjustments which             Page 2
                          will be granted when IAE declares a Campaign
                          Change.
Section III               contains the definitions of certain words and              Page 3
                          terms used throughout this Service Policy.
                          These words and terms are identified in the
                          text of this Service Policy by the use of
                          initial capital letters for such words and terms.
Section IV                contains the general conditions governing the              Page 6
                          application of this Service Policy.

I        ALLOWANCES AND ADJUSTMENTS
         A.      First Run Nacelle and Part
                 1. A First Run Nacelle is a Nacelle with 6,000 hours or less Nacelle Time and a First Run Part is a Part with 6,000 hours or less Parts Time operating in a First Run Nacelle.
                 2. If a First Run Part suffers Direct Damage or Resultant Damage, and provided that the Part causing Resultant Damage is also a First Run Part:
                      a.   IAE will grant to the Operator:
                           (1) A 100 percent Parts Credit Allowance for any such First Run Part Scrapped, and
                           (2)    A 100 percent Labor Allowance for Parts
                                  Repair of any First Run Part requiring Parts
                                  Repair.
                      b.   If such Damage of a First Run Part causes the
                           removal of the Nacelle from the Aircraft, IAE will, in addition to Subparagraph a. above, grant to the
                           Operator:
                           (1)    A 100 percent Labor Allowance for
                                  disassembly, reassembly and necessary testing of the Nacelle requiring Reconditioning as a result of such Damage of the First Run Part, and
                           (2)    A 100 percent Parts Credit Allowance for
                                  those Expendable Parts required in the
                                  Reconditioning of the Nacelle.
                      c.   If such Damage of a First Run Part causes the
                           removal of the Nacelle from the Aircraft, IAE will arrange, upon request by the Operator, to
                           Recondition the Nacelle or accomplish the Parts Repair at no charge to the Operator rather than providing the above Allowances. Such work will be accomplished at a V2500 Maintenance Center designated by IAE. Transportation charges to and from the Maintenance Center shall be paid by the operator.
         B.      Primary Part
                 1. A Primary Part is a Part other than a First Run Part but having not more than 6,000 hours Parts Time.
                 2. Primary Parts not eligible for those Allowances granted to First Run Parts are eligible for
                          Allowances under this Section I, Paragraph B., provided that the Primary Part suffers Direct Damage or Resultant Damage and Provided that the Part causing Resultant Damage is also a Primary Part.
                 3. IAE will grant to the Operator a Parts Credit Allowance for such a Primary Part Scrapped or a Labor Allowance for such a Primary Part for which a Parts Repair is designated in writing by IAE as being eligible for adjustment under this Section I, Paragraph B. Such Allowance will be based on 100 percent to 1,000 hours total Parts Time which then decreases, pro rata, to zero percent at 6000 hours Parts time.
II       CAMPAIGN CHANGE ALLOWANCES AND ADJUSTMENTS
A. A Campaign Change is an IAE program, so designated in writing, for the Reoperation, replacement, addition, or deletion of a Part(s). IAE will grant the Allowances and adjustments specified in this Section II to the Operator when Campaign Change recommendations are complied with by the Operator.
B.       Standard Allowances
         1. A 100 percent Parts Credit Allowance for the replacing Parts specified in the Campaign Change for installed or serviceable shelf stock Nacelle Parts which are Scrapped with 6,000 hours or less total Parts Time.
         2. A 50 percent Parts Credit Allowance for the replacing Parts specified in the Campaign Change for installed or serviceable shelf stock Nacelle Parts which are Scrapped with more than 6,000 hours total Parts Time.
         3. A 100 percent Labor Allowance for Reoperation of installed or serviceable shelf stock Nacelle Parts with 6,000 hours or less total Parts Time, which are Reoperated in accordance with the Campaign Change.
         4. A 50 percent Labor Allowance for Reoperation of installed or serviceable shelf stock Nacelle Parts with more than 6,000 hours total Parts Time, which are Reoperated in accordance with the Campaign Change.
         5. A 100 percent Labor Allowance for disassembly and reassembly of the Nacelle, if the disassembly is recommended by IAE for accomplishment of the Campaign Change and such disassembly is performed solely for the purpose of accomplishing the Campaign Change.
C.       Optional Allowances and Adjustments
         1. When IAE declares a Campaign Change, IAE, at its sole option, may grant to the Operator allowances and adjustments, such as, but not necessarily limited to:
         a.      No charge material
         b.      Specially priced material
         c.      Single payment settlements for the Operators' fleet
         d.      Fixed allowance support for each Nacelle.

         2. These optional allowances and adjustments will be provided either:
                 a.       Instead of the standard Allowances of Paragraph B.,
                 b.       In addition to the standard Allowances of Paragraph
                          B., or
                 c.       As a portion of the standard Allowances of Paragraph
                          B.
         3. In no event shall the worth to the Operator, as reasonably determined by IAE, be less than the amount that would have been granted to the Operator as a standard Campaign Change Allowance, per Paragraph B. In considering the use of these optional allowances and adjustments, IAE will attempt to minimize the financial and administrative impact on the Operator.
III      DEFINITIONS
         A.      ALLOWANCES
         1. PARTS CREDIT ALLOWANCE is an amount determined in accordance with the following formula:
                      a.      100 percent Parts Credit Allowance = P
                      b.      50 percent Parts Credit Allowance = P/2

                      c.      Pro rata Parts Credit Allowance = 6,000 - T
                                                                _________ x P
                                                                5,000
         2. LABOR ALLOWANCE is an amount determined in accordance with the following formulas, except that in no event shall the amount to be granted for repair of Parts exceed the amount of the Parts Credit Allowance which would have been granted if the Part had been Scrapped.
                      a.      100 percent Labor Allowance = H x R
                      b.      50 percent Labor Allowance = H x R
                                                            2
                      c.      Pro rata Labor Allowance = 6,000 - T
                                                         _________ x H x R
                                                         5,000
          3. The variables used in calculating the above Allowances are defined as:
                 P = for a Part Scrapped because of Direct Damage or Resultant Damage, the IAE commercial price of the Part Scrapped current at the time of either the Nacelle removal or Part removal, whichever occurs sooner, or for replacement of Parts because of a Campaign Change, the IAE price of the replacing Part specified in the Campaign Change current at the time of notification to the Operator of the Campaign Change.
                 T = actual Parts Time hours on a Part which has suffered Direct Damage or Resultant Damage or the Parts Life Limit as established for the Part.
                 H = the man-hours required to accomplish the work as established in writing by IAE.
                 R = the labor rate, expressed in dollars per hour, which will be determined as follows:
                          a. If the labor is performed at the Operator's facility, or its subcontractor's facility, the labor rate will be the greater of the Operator's labor rate or the subcontractor's labor rate, where the labor rates were determined in accordance with IAE Form and provided to the Operator in writing, or
                          b.      If the labor is performed at a V2500
                                  Maintenance Center designated by IAE, the labor rate will be the then current labor rate at that Center.
         B. CAMPAIGN CHANGE is an IAE program, so designated in writing, for the Reoperation, replacement, addition or deletion of a Part(s) and is characterized by the granting of certain Allowances to the Operator when such recommendations are complied with by the Operator.
         C. COMMERCIAL AVIATION USE is the operation of Nacelles in Aircraft used for commercial, corporate or private transport purposes. The operation of Nacelles by Government Agencies or Services is normally excluded except that IAE will consider written requests for the inclusion of such Nacelles under the provisions of this Service Policy.
         D. DIRECT DAMAGE is the damage suffered by a Part itself upon its Failure.
         E. ECONOMICALLY REPAIRABLE shall generally mean that the cost of the repair as determined by IAE exclusive of modification and transportation costs, will be equal to or less than 65 percent of the IAE commercial price of the Part at the time the repair is considered, or, shall be as otherwise reasonably determined by IAE.
         F. EXPENDABLE PARTS means those nonreusable Parts, as determined by IAE, which are required to be replaced during inspection or Reconditioning, regardless of the condition of the Part.
         G. FAILURE (FAILED) is the breakage, injury, or malfunction of a Part rendering it unserviceable and incapable of continued operation without corrective action.
         H.      FIRST RUN NACELLE is a Nacelle with 6,000 hours or less
                 Nacelle Time.
         I.      FIRST RUN PART is a Nacelle Part with 6,000 hours or less
                 Parts Time operating in a First Run Nacelle.

         J. NACELLE(S) means V2500 nacelle(s) and thrust reverser, as described in IAE Specifications referenced below, as such Specifications may be revised from time to time, sold by IAE for Commercial Aviation Use, whether installed as new equipment in aircraft by the manufacturer thereof and delivered to the Operator or delivered directly to the Operator from IAE for use as a spare nacelle. A Nacelle which has been converted or upgraded in accordance with IAE instructions shall continue to qualify for Allowances and adjustments under the provisions of this Service Policy.

          Model No.         Specification No.     Specification Date
                          V2500           --           ____________,198__

         K. NACELLE TIME is the total number of flight hours of operation of a Nacelle.
         L. OPERATOR is the owner of one or more Nacelles operated for Commercial Aviation use, the lessee if such Nacelle(s) is the subject of a long-term financing lease or as otherwise reasonably determined by IAE.
         M. PART(S) means Nacelle parts sold by IAE and delivered to the Operator as original equipment in a Nacelle or Nacelle parts sold and delivered by IAE to the Operator as new spare parts in support of a Nacelle.
         N. PARTS LIFE LIMIT is the maximum allowable Parts Time, for specific Parts as established by IAE or by the Federal Aviation Administration in an Airworthiness Directive.
         O. PARTS REPAIR means the IAE designated restoration of Failed Parts to functional serviceable status, excluding repair of normal wear and tear, as determined by IAE.
         P.      PARTS TIME is the total number of flight hours of operation of a Part.
         Q. PRIMARY PART means a Part other than a First Run Part but not having more than 6,000 hours Parts Time.
         R. RECONDITIONING means the restoration of a Nacelle allowing substitution of new or serviceable used Parts, to the extent necessary for continued operation of the Nacelle as a serviceable unit. When such Reconditioning is performed by IAE designated V2500 Maintenance Center, the Parts Time, of the replaced Part shall, for the purpose of this Service Policy, be applicable to the substituted new or serviceable used Part. Said replaced Part shall become the property of IAE.
         S.      REOPERATION is the alternation to or modification of a Part.
         T.      RESULTANT DAMAGE is the damage suffered by a Part because of the Failure of another Part within the same Nacelle.
         U.      SCRAPPED PARTS (SCRAP, SCRAPPED, SCRAPPAGE) shall mean those
                 Parts determined by IAE to be unserviceable and not
                 Economically Repairable. The Operator shall cause such Parts to be mutilated or disposed of in such a manner as to preclude any possible further use as a Nacelle Part.
IV       GENERAL CONDITIONS
         The following general conditions govern the application of this Service Policy:
         A.      Records and Audit
                 The Operator shall maintain adequate records for the administration of this Service Policy and shall permit IAE to audit such records at reasonable intervals.
         B.      Scrapping of Parts
                 1.       Scrappage Verification
                          Any Part for which a Parts Credit Allowance is requested shall be verified as Scrapped prior to the issuance of the Allowance. Verification of Scrappage shall occur as Follows:
                          a. At the Operator's, or its subcontractor's, facility. Such verification shall be accomplished by the IAE Field Representative.
                          b. At a V2500 Maintenance Center designated by IAE, provided that IAE concurs that the Part is to be Scrapped. Sufficient information to identify the Nacelle from which the Part was removed, and the reason for its return shall be provided.
                 2.       Return of Parts
                          IAE, at its sole option, may require the Operator to return to IAE any Part for which a Parts Credit
                          Allowance is requested.   Such return shall be a
                          condition for the issuance of a Parts Credit
                          Allowance.
                 3.       Transportation Expenses
                          Transportation expenses shall be at the expense of the Operator if such Parts are shipped to and from a V2500 Maintenance Center designated by IAE for examination and verification; except, that IAE shall pay the expense of transport of such Parts as are shipped at the request of IAE.

                 4.       Title
                          Title to such Parts returned to IAE shall vest in IAE.
                          a. Upon determination by IAE that the Operator is eligible for a Parts Credit Allowance. If it is determined that the Parts are scrapped Parts but are not eligible for Service Policy coverage, the Operator will be notified of the decision and the Parts returned at the Operator's expense if the Operator so requests; otherwise, the Parts will be disposed of by IAE without any type of adjustment, or
                          b. Upon shipment, when such Parts are determined to be Scrap at the Operator's facility and are shipped to IAE at the request of IAE.
         C.      Repairability Requirements
                 The Operator shall set aside and exclude from the operation of this Service Policy for a period of six months any Part for which IAE states it has, or plans to initiate, an active program to achieve a repair, corrective Reoperation or Parts Life Limit extension. In the event IAE has not released a repair procedure, corrective Reoperation, or Parts Life Limit extension by the expiration of this six month period, such Part shall be retained by the Operator and excluded from the operation of this Service Policy for additional periods beyond the expiration of said six month period only if agreed to by the Operator.
         D.      Exclusions from Service Policy
                 This Service Policy will not apply to any Nacelle, or Part if it has been determined to the reasonable satisfaction of IAE that said Nacelle or Part has Failed because it:
                 1. Has not been properly installed or maintained in accordance with IAE recommendations unless such improper installation or maintenance was performed by IAE or at any V2500 Maintenance Center designated by IAE.
                 2. Has been used contrary to the operating and maintenance instructions or recommendations authorized or issued by IAE and current at the time, or
                 3. Has been repaired or altered outside any V2500 Maintenance Center in such a way as to impair its safety, operation or efficiency, or
                 4.       Has been subjected to:
                          a.      Misuse, neglect, or accident, or
                          b.      Ingestion of foreign material, or
                 5. Has been affected in any way by a part not defined as a Part herein, or
                 6. Has been affected in any way by occurrences not associated with ordinary use, such as, but not limited to, acts of war, rebellion, seizure or other belligerent acts.
         E.      Payment Options
                 IAE at its option may grant any Parts Credit Allowance as either a credit to the Operator's account or as a Part replacement.
         F.      Presentation of Claims
                 Any request for an Allowance must be presented to IAE not later than 180 days after the removal from service of the Engine or Part for which the Allowance is requested. If IAE disallows the request, written notification will be provided to the Operator. The Operator shall have 90 days from such notification to request a reconsideration of the request for Allowance. IAE shall have the right to refuse any request for an Allowance which is not submitted within the stated time periods.
         G.      Duration of Service Policy
                 This Service Policy will normally cease to apply to all Parts in any Nacelle that is more than ten years old as measured from the date of shipment of the Nacelle from the factory.
                 This Service Policy shall, however, continue to be applicable to individual Nacelles after the expiration of the ten year period on a year to year basis so that the Operator may continue to receive the benefits of the Service Policy on the Parts in these Nacelles.
         H.      General Administration
                 On matters concerning this Service Policy, the Operator is requested to address all correspondence to:
                      IAE International Aero Engines AG
                      Corporate Center II
                      628 Hebron Avenue
                      Glastonbury, Connecticut  06033-2595  USA
                      Attention:  Warranty Administration
         I.      Limitation of Liability
                 1. The express provisions of this Service Policy set forth the maximum liability of IAE with respect to any claims relating to this Service Policy.
                 2. Except to the extent that the Allowances and adjustments expressly set forth in this Service
                          Policy may exceed the limitations of the corresponding portions of any warranties or representations included in any sales agreements, the provisions of this Service Policy do not modify, enlarge or extend in any manner the conditions governing the sale of its Nacelles and Parts by IAE.

                 3. IAE reserves the right to change or retract this Service Policy at any time at its sole discretion.
                          No such retraction or change shall diminish the benefits which the Operator may be entitled to receive with respect to Nacelles for which a acceptable order has been placed with IAE or with respect to aircraft with installed Nacelles for which firm orders have been placed or options obtained with the aircraft manufacturer prior to the announcement of any such retraction or change.
         J.      Assignment of Service Policy
                 This Service Policy shall not be assigned, either in whole or in part, by either party. IAE will, however, upon the written request of the Operator consider an extension of Service Policy Allowances and adjustments to Nacelles and Parts sold or leased by an Operator to another Operator, to the extent only, however, that such Allowances and adjustments exist at the time of such sale or lease and subject to the terms and conditions of the Service Policy. IAE shall not unreasonably withhold such extension of such Allowances.

                                  EXHIBIT D-3
                        NON-INSTALLATION ITEMS WARRANTY
                WARRANTY FOR SPECIAL TOOLS AND GROUND EQUIPMENT
1. If it is shown that a defect in material or workmanship has become apparent in any item of special tooling and ground equipment within one year from the date of receipt of such item by the Operator, then IAE will either as it may in its sole discretion determine repair or exchange such item free of charge.
2. The obligations of IAE under this Warranty are subject to the following terms and conditions.
         2.1 The defect must not be due to misuse, negligence of anyone other than IAE, accident or misapplication.
         2.2 Such item shall not have been used, maintained, modified, stored or handled other than in a manner approved by IAE.
         2.3 Any claim under this Warranty shall be made in writing to IAE within 90 days of the discovery of the defect and the defective item shall be made available or sent to IAE for inspection as it may require.
3. IAE shall not be liable for any incidental consequential or resultant loss or damage howsoever occurring nor for labor costs involved in removal or replacement of parts.

                                  Exhibit D-4
                           V2500 PARTS COST GUARANTEE
  I      INTRODUCTION
         IAE assures AWA that by the end of the 10 year period commencing with AWA's first commercial operation of Aircraft powered by V2500 Engines, the cumulative Eligible Parts Cost will not, subject to escalation, exceed a Guaranteed Cost Rate of $58.00 per Eligible Engine flight hour. Under this Guarantee, if the cumulative Eligible Parts Cost per Eligible Engine flight hour of AWA's Engines over the Period of Guarantee exceeds the escalated Guaranteed Cost Rate, IAE will credit AWA's account with IAE an amount of 75% of the excess costs.
 II      GUARANTEE
         A.      Period of Guarantee
                 The Period of Guarantee will start on the date AWA initiates commercial operation of its first Aircraft powered by Eligible Engines and will terminate 10 years from that date.
         B.      Eligible Engines
                 The Engines that will be Eligible under this Guarantee shall be new installed and new spare Engines which are owned and operated by AWA during the Period of Guarantee and which have been acquired pursuant to the Proposal or Contract to which this Guarantee is attached and the related proposal or contract for delivery of Aircraft. The Engines shall remain Eligible provided that AWA or its authorized maintenance facility maintains them in accordance with the IAE instructions and recommendations contained in the applicable IAE publications including the latest Maintenance Management Plan as agreed to by AWA.
         C.      Eligible Parts Costs
                 Eligible Parts Costs shall comprise the cost of Parts which are removed from Eligible Engines and actually Scrapped as a result of:
                 1.       a Failure of a Part in such Eligible Engines;
                 2. foreign object damage caused by the ingestion of birds, hail stones or runway gravel;
                 3. an Airworthiness Directive issued by the applicable Certification Authority; and
                 4.       maintenance as recommended by IAE;
                 except for Parts Scrapped as the result of life limitation and vendor proprietary accessories and parts therein.
         D.      Adjusted Parts Cost
                 Within thirty days following each anniversary of the commencement of the Period of Guarantee, AWA will report to IAE the Eligible Parts Costs incurred by AWA during the preceding year together with a statement of any contributions received from IAE or third parties towards such Eligible Parts Costs. Within the following sixty days, IAE and AWA will jointly calculate the Adjusted Parts Costs for that year making appropriate reductions for contributions received by AWA from IAE and third parties and for disallowed Parts Costs incurred by AWA during maintenance undertaken contrary to IAE recommendations.
         E.      Guaranteed Parts Cost
                 Within thirty days following each anniversary of the commencement of the Period of Guarantee, AWA will report to IAE the flight hours of Eligible Engines operated by AWA in the preceding year. Within the following sixty days, IAE and AWA will jointly calculate the Guaranteed Parts Cost for AWA for that year using the following formula:
                    GPC  =  A x Escalated GCR
              where:
                    A is the flight hours of Eligible Engines operated by AWA in that year;
                    Escalated GCR is $58.00/EFH escalated for that year;
                 and the Escalated Guaranteed Cost for any year is calculated by determining the arithmetic average of the Guaranteed Cost Rate calculated for each month of that year using the IAE Escalation Formula attached to this Proposal or Contract for a Base Month of January, 1994.
         F.      Annual Statement
                 Within one hundred and twenty days following the second and each subsequent anniversary of the commencement of the Period of Guarantee, IAE will credit AWA's account with IAE an amount equal to 75% of the difference between the sum of the Adjusted Parts Costs for each preceding year and the sum of the Guaranteed Parts Costs for each preceding year.
III      DEFINITIONS AND GENERAL CONDITIONS
         All of the definitions and General Conditions of the V2500 Engine and Parts Service Policy shall apply to this Guarantee. Engines and Engine maintenance excluded by the General Conditions of the Policy shall be excluded from this Guarantee except that Parts Costs incurred during Engine maintenance resulting from ingestion of birds, hailstones or runway gravel shall be included as Eligible under this Guarantee.

IV       SPECIFIC CONDITIONS
         A.      The Guaranteed Cost Rate is predicated on the use by AWA of:
                 1.       An average flight cycle of no less than 1.9 hours;
                 2. Thrust levels which are derated an average of 10 percent for Takeoff and Climb relative to full Takeoff and Climb ratings;
                 3. An average Aircraft utilization equal to or less than 3,400 flight hours per year; and
                 4. An Aircraft and Engine delivery schedule in respect of 24 firm Aircraft and 6 spare Engines as described in the Proposal or Contract to which this Guarantee is attached.
         B. IAE reserves the right to make appropriate adjustments to the Guaranteed Cost Rate if there is, during the Period of Guarantee, a variation from the conditions upon which the Guaranteed Cost Rate is predicated or a discontinuation of ownership by AWA of any Engine or any V2500 powered Aircraft subsequent to delivery to AWA.
         C. In the event credits are issued under Section II, Paragraph F, such credits will be dedicated to the procurement of Parts aimed at correction of the situations contributing to excess Parts Costs. Accordingly, AWA and IAE will establish jointly the modifications or Parts to be selected, and AWA will incorporate the changes into Eligible Engines.
V        EXCLUSION OF BENEFITS
         The intent of this Guarantee is to provide specified benefits to AWA as a result of the failure of Eligible Engines to achieve the parts cost level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to AWA under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to AWA from IAE or any third-party, AWA may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

                                  Exhibit D-5
                          V2500 RELIABILITY GUARANTEE
I        INTRODUCTION
         IAE assures AWA that by the end of the 10 year period commencing with AWA's first commercial operation of Aircraft powered by V2500 Engines, the cumulative Engine Shop Visit Rate will not exceed a Guaranteed Rate of 0.170 per 1000 Eligible Engine flight hours. Under this Guarantee, if the cumulative Engine Shop Visit Rate exceeds the Guaranteed Rate, IAE will credit AWA's account with IAE an amount of $25,000 U.S. Dollars for each Eligible Engine Shop Visit determined to have been in excess of the Guaranteed Rate.
II       GUARANTEE
         A.      Period of Guarantee
                 The Period of Guarantee will start on the date AWA initiates commercial operation of its first Aircraft powered by Eligible Engines and will terminate 10 years from that date.
         B.      Eligible Engines
                 The Engines that will be Eligible under this Guarantee shall be new installed and new spare Engines which are owned or operated by AWA during the Period of Guarantee and which have been acquired pursuant to the Proposal or Contract to which this Guarantee is attached and the related proposal or contract for delivery of Aircraft. The Engines shall remain Eligible provided that AWA or its authorized maintenance facility maintains them in accordance with the IAE instructions and recommendations contained in the applicable IAE publications including the latest Maintenance Management Plan for AWA.
         C.      Eligible Shop Visits
                 Eligible Shop Visits shall comprise the shop visits of Eligible Engines required for the following reasons:
                 1.       a Failure of a Part in such Eligible Engines;
                 2. foreign object damage caused by the ingestion of birds, hailstones or runway gravel;
                 3. an Airworthiness Directive issued by the applicable Certification Authority;
         and
                 4.       maintenance as recommended by IAE.
         D. Reporting of Engine Shop Visits and Engine Flight Hours Eligible Shop Visits shall be reported to IAE by AWA within thirty days after the date of such Engine Shop Visit using IAE Form TBD together with such other information as may be needed to determine the Eligibility of the Engine Shop Visit. Each such Form shall be verified by an authorized IAE Representative before submission. Should it be necessary for him to disqualify a reported Engine Shop Visit, supporting information will be furnished. Flight hours accumulated by Eligible Engines during each month during the Period of Guarantee shall be reported by AWA within thirty days after each month's end to IAE on IAE Form TBD unless other procedures are established for the reporting of flight hours.
         E.      Credit Allowance Calculation
                 A credit of $25,000 U.S. Dollars will be granted by IAE for each Eligible Engine Shop Visit determined as calculated below to be in excess of the Guaranteed Rate during the Period of Guarantee. An annual calculation will be made no later than sixty days after each yearly anniversary of the commencement of the Period of Guarantee provided that the necessary Engine Shop Visit records and Eligible Engine flight hour information have been reported to IAE.
                 Each annual calculation will be made using data that will be cumulative from the start of the Period of Guarantee. An interim credit will be granted, if necessary, following the annual calculations for the second year and each subsequent year of the Period of Guarantee. If subsequent annual calculations show that on a cumulative basis, a previous interim credit (or portion thereof) was excessive, such excess amount shall be subject to repayment which will be effected by IAE issuing a debit against AWA's account with IAE. Credits and debits will be applied to AWA's account with IAE not later than thirty days following a calculation for the second year and each subsequent year of the Period of Guarantee, as applicable.

                 Credit Allowance  =  (AR - GR) x $25,000 U.S. Dollars
                 where:
                 AR       =       Total Eligible Engine Shop Visits during the
                                  period of the calculation.

                 GR       =       0.170/1,000 x total Engine flight hours
                                  accumulated on Eligible Engines during the
                                  period of the calculation.
                 (NOTE:   GR will be rounded to the nearest whole number.)

III      DEFINITIONS AND GENERAL CONDITIONS
         All of the Definitions and General Conditions of the V2500 Engine and Parts Service Policy shall apply to this Guarantee. Engines and Engine Shop Visits excluded by the General Conditions of the Policy shall be excluded from this Guarantee except that Engine Shop Visits resulting from ingestion of birds, hailstones or runway gravel shall be included as Eligible under this Guarantee.
IV       SPECIFIC CONDITIONS
         A.      The Guaranteed Rate is predicated on the use by AWA of:
                 1.       An average flight cycle of no less than 1.9 hours;
                 2. Thrust levels which are derated an average of 10 percent for Takeoff and Climb relative to full Takeoff and Climb ratings;
                 3. An average Engine utilization equal to or less than 3,400 flight hours per year; and
                 4. An Aircraft and Engine delivery schedule in respect of 24 firm Aircraft and 6 spare Engines as described in the Proposal or Contract to which this Guarantee is attached.
         B. IAE reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, a variation from the conditions upon which the Guaranteed Rate is predicated or a discontinuation of ownership by AWA of any Engine or any V2500 powered Aircraft subsequent to delivery to AWA.
         C. In the event credits are issued under Section II, such credits will be dedicated to the procurement of Parts aimed at correction of the situations contributing to excess Engine Shop Visits. Accordingly, AWA and IAE will establish jointly the modifications or Parts to be selected, and AWA will incorporate the changes into Eligible Engines.
V        EXCLUSION OF BENEFITS
         The intent of this Guarantee is to provide specified benefits to AWA as a result of the failure of Eligible Engines to achieve the reliability level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to AWA under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to AWA from IAE or any third-party, AWA may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

                                  Exhibit D-6
                       V2500 INFLIGHT SHUTDOWN GUARANTEE
 I       INTRODUCTION
         IAE assures AWA that by the end of the 10 year period commencing with AWA`s first commercial operation of Aircraft powered by V2500 Engines, the cumulative Engine Inflight Shutdown Rate will not exceed a Guaranteed Rate of .020 per 1000 Eligible Engine flight hours. Under this Guarantee, if the cumulative Eligible Inflight Shutdown Rate is determined to have exceeded the Guaranteed Rate over the Period of Guarantee, IAE will credit AWA`s account with IAE an amount of $10,000 U.S. Dollars for each Eligible Inflight Shutdown determined to have been in excess of the Guaranteed Rate.
II       GUARANTEE
         A.      Period of Guarantee
                 The Period of Guarantee will start on the date AWA initiates commercial operation of its first Aircraft powered by Eligible Engines and will terminate 10 years from that date.
         B.      Eligible Engines
                 The Engines that will be Eligible under this Guarantee shall be new installed and new spare Engines which are owned and operated by AWA during the Period of Guarantee and which have been acquired pursuant to the Proposal or Contract to which this Guarantee is attached and the related proposal or contract for delivery of Aircraft. The Engines shall remain Eligible provided that AWA or its authorized maintenance facility maintains them in accordance with the IAE instructions and recommendations contained in the applicable IAE publications including the latest Maintenance Management Plan as agreed to by AWA.
         C.      Eligible Inflight Shutdowns
                 Eligible Inflight Shutdowns shall comprise the inflight shutdown of an Eligible Engine during a scheduled revenue flight which is determined to have been caused by a Failure of a Part of such Engine. Multiple inflight shutdowns of the same Engine during the same flight leg for the same problem will be counted as one Eligible Inflight Shutdown. A subsequent inflight shutdown on a subsequent flight leg for the same problem because corrective action has not been taken will be excluded.
         D.      Reporting of Eligible Inflight Shutdowns
                 Eligible Inflight Shutdowns shall be reported to IAE by AWA within thirty days after the date of such Inflight Shutdown using IAE Form TBD together with such other information as may be needed to determine the Eligibility of the Inflight Shutdown. Each such Form shall be verified by an authorized IAE Representative before submission. Should it be necessary for him to disqualify a reported Inflight Shutdown, supporting information will be furnished.
                 Flight hours accumulated by Eligible Engines during each month during the Period of Guarantee shall be reported by AWA within thirty days after each month's end to IAE on IAE Form TBD unless other procedures are established for the reporting of flight hours.
         E.      Credit Allowance Calculation
                 A credit of $10,000 U.S. Dollars will be granted by IAE for each Eligible Inflight Shutdown determined as calculated below to be in excess of the Guaranteed Rate during the Period of Guarantee. An annual calculation will be made no later than sixty days after each yearly anniversary of the commencement of the Period of Guarantee provided that the necessary Inflight Shutdown records and Eligible Engine flight hour information have been reported to IAE.
                 Each annual calculation will be made using data that will be cumulative from the start of the Period of Guarantee. An interim credit will be granted, if necessary, following the annual calculations for the second year and each subsequent year of the Period of Guarantee. Credits will be applied to AWA`s account with IAE not later than thirty days following a calculation for the second year and each subsequent year of the Period of Guarantee, as applicable.
                 The Credit Allowance  =  (AI - GI) x $10,000 U.S. Dollars
                 Where:
                    AI     =      Total Eligible Inflight Shutdowns during the
                                  period of the calculation;
                    GI     =      (.020/1,000) x total Engine flight hours
                                  accumulated on Eligible Engines during the period of the calculation.
                    (NOTE:        GI will be rounded to the nearest whole
                                  number.)
III      DEFINITIONS AND GENERAL CONDITIONS
         All of the Definitions and General Conditions of the V2500 Engine and Parts Service Policy shall apply to this Guarantee. Engines and Inflight Shutdowns excluded by the General Conditions of the Policy shall be excluded from this Guarantee.

 IV      SPECIFIC CONDITIONS
         A.      The Guaranteed Rate is predicated on the use by AWA of:
                 1.       An average flight cycle of no less than 1.9 hours;
                 2. Thrust levels which are derated an average of 10 percent for Takeoff and Climb relative to full Takeoff and Climb ratings;
                 3. An average Aircraft utilization equal to or less than 3,400 flight hours per year;
                 4. An Aircraft and Engine delivery schedule in respect of 24 firm Aircraft and 6 spare Engines as described in the Proposal or Contract to which this Guarantee is attached.
         B. IAE reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, a variation from the conditions upon which the Guaranteed Rate is predicated or a discontinuation of ownership by AWA of any Engine or any V2500 powered Aircraft subsequent to delivery to AWA.
         C. In the event credits are issued under Section II, such credits will be dedicated to the procurement of Parts aimed at correction of the situations contributing to excess Inflight Shutdowns. Accordingly, AWA and IAE will establish jointly the modifications or Parts to be selected, and AWA will incorporate the changes into Eligible Engines.
V        EXCLUSION OF BENEFITS
         The intent of this Guarantee is to provide specified benefits to AWA as a result of the failure of Eligible Engines to achieve the reliability level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to AWA under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to AWA from IAE or any third-party, AWA may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

                                  Exhibit D-7
                   V2500 FUEL CONSUMPTION RETENTION GUARANTEE
I        INTRODUCTION
         IAE assures AWA that at the end of the 10 year period commencing with AWA's first commercial operation of Aircraft powered by V2500 Engines, the fleet average cruise fuel consumption for Eligible Engines will not have increased by more than a Guaranteed Margin of 2.0%. Under this Guarantee, if the fleet average cruise fuel consumption for Eligible Engines exceeds the Guaranteed Margin at the end of the Guarantee Period, IAE will credit AWA's account with IAE an amount in respect of excess fuel consumed.
II       GUARANTEE
         A.      Period of Guarantee
                 The Period of Guarantee will start on the date AWA initiates commercial operation of its first Aircraft powered by Eligible Engines and will terminate 10 years from that date.
         B.      Eligible Engines
                 The Engines that will be Eligible under this Guarantee shall be new installed and new spare Engines which are owned and operated by AWA during the Period of Guarantee and which have been acquired pursuant to the Proposal or Contract to which this Guarantee is attached and the related proposal or contract for delivery of Aircraft. The Engines shall remain Eligible provided that AWA or its authorized maintenance facility maintains them in accordance with the IAE instructions and recommendations contained in the applicable IAE publications including the latest Maintenance Management Plan as agreed to by AWA.
         C.      Fuel Consumption Measurement
                 The inflight data required for administration of this
                 Guarantee will be obtained by AWA during steady state cruise conditions using methods which will be mutually agreed between AWA and IAE. Steady state cruise conditions are defined as a minimum of five minutes at the same altitude, Mach number and thrust setting Engine Pressure Ratio in clear, smooth air with normal bleed and power extraction and autothrottle disengaged (unless flight evaluation shows this disengagement to be unnecessary). Data points falling within the following envelope of altitude, Mach number and Engine Pressure Ratio:
                 Mach No. -- TBD to TBD, Altitude -- TBD to TBD feet, Engine Pressure Ratio -- TBD to TBD will be deemed to be Acceptable Data Points, provided that:
                 a)       the fuel consumption data for any Eligible Engine on
                          which the engine parameters indicate a possible
                          malfunction (including associated Aircraft systems),
                          other than normal gas path deterioration, that is
                          subsequently confirmed by maintenance action will not
                          be considered acceptable data, and
                 b)       data which is obviously inaccurate under normal
                          engine monitoring practices will not be considered
                          acceptable data; this type of data will be rejected
                          unless AWA validity checks have established that
                          Total Air Temperature, Fuel Flow Aircraft and Engine
                          Bleed Systems and other Aircraft parameters are
                          within normal operating ranges.
                 The data to be recorded will be that normally recorded for Engine Condition Monitoring purposes and will include the following:
                          Altitude
                          Mach Number
                          Total Air Temperature (TAT)
                          Indicated Airspeed (IAS)
                          Engine Pressure Ratio (EPR)
                          Fuel Flow
                          Low Compressor Rotor Speed (N1)
                          High Compressor Rotor Speed (N2)
                          Exhaust Gas Temperature (EGT)
                          Bleed Air Configuration
                 Engine Fuel Flow measurements will be referred to in the Standard Engine Fuel Flow-Engine Pressure Ratio Relationship which will be defined for installed Engines by the Aircraft manufacturer during the Aircraft flight test certification program.
         D.      Base Fuel Flow
                 The Base Fuel Flow shall be the initial fuel flow level of each Eligible Engine on commencement of its commercial
                 service. This shall be the average of the cruise fuel flow values for the first ten Acceptable Data Points recorded for each Eligible Engine. Base Fuel Flow is represented as a percentage deviation from the Standard Engine Fuel Flow-Engine Pressure Ratio Relationship.
         E.      Cruise Fuel Flow
                 The Cruise Fuel Flow shall be the average of the cruise fuel flow values for ten Acceptable Data Points for each installed Eligible Engine at any time after that Engine's Base Fuel Flow is established. Cruise Fuel Flow will also be expressed as a percent deviation from the Standard Engine Fuel Flow-Engine Pressure Ratio Relationship.
         F.      Engine Cruise Fuel Flow Deterioration
                 The Cruise Fuel Flow Deterioration for an Eligible Engine
                 shall be the difference between its Cruise Fuel Flow and the Base Fuel Flow expressed in percentage points.
         G. Periodic Fleet Average Cruise Fuel Consumption Deterioration The Periodic Fleet Average Cruise Fuel Consumption Deterioration shall be the average of the Cruise Fuel Flow Deterioration for all installed Eligible Engines for a 30 day reporting period. This is to be reported to IAE every 30 days.
         H.      Final Fleet Average Cruise Fuel Consumption Deterioration
                 The Final Fleet Average Cruise Fuel Consumption Deterioration is the average of the Periodic Fleet Average Cruise Fuel Consumption Deterioration values for all 30 day periods during the Period of Guarantee.
         I.      Operational Data
                 AWA shall provide the following data to IAE as indicated
                 during the Period of the Guarantee:
                 1.       Total quantity of fuel consumed by Eligible Engines
                          during the Period (U.S. Gallons), every thirty days.
                 2.       Average cost of fuel to AWA over the Period of
                          Guarantee (U.S. Dollars per U.S. Gallon), every
                          thirty days.
                 3.       Individual Eligible Engine operating hours for each
                          30 day period during the Period of Guarantee
                          identified by engine serial number, annually.
                 4.       Engine maintenance action information, as requested.
         J.      Excess Fuel Consumption Credit Calculation
                 If at the end of the Period of Guarantee the Final Fleet Average Fuel Consumption Deterioration exceeds the Guaranteed Margin, IAE will grant AWA a credit in respect to excess fuel consumption calculated in accordance with the following formula:
                           C = (D-GM)% YHF
                 where:
                 C =      the amount of the credit in U.S. dollars
                 D =      the Final Fleet Average Fuel Consumption Deterioration
                 GM =     the Guaranteed Margin
                 Y =      average cruise fuel flow of new Eligible Engines
                          expressed in U.S. gallons per hour
                 H =      the total of all flight hours flown by AWA's Eligible
                          Engines during the Period of Guarantee
                 F =      The average net cost to AWA in U.S. Dollars per U.S.
                          Gallon (after deduction of subsidies or government or other allowances received by AWA), of aviation fuel consumed by AWA during the Period of Guarantee.
III      DEFINITIONS AND GENERAL CONDITIONS
         All of the Definitions and General Conditions of the V2500 Engine and Parts Service Policy shall apply to this Guarantee. Engines excluded by the General Conditions of the Policy shall be excluded from this Guarantee.
IV       SPECIFIC CONDITIONS
         A.      The Guaranteed Rate is predicated on the use by AWA of:
                 1.       An average flight cycle of no less than 1.9hours;
                 2.       Thrust levels which are derated an average of 10
                          percent for Takeoff and Climb relative to full
                          Takeoff and Climb ratings;
                 3.       An average Aircraft utilization equal to or less than
                          3,400 flight hours per year;
                 4.       An Aircraft and Engine delivery schedule in respect
                          of 24 firm Aircraft and 6 spare Engines as described in the Proposal or Contract to which this Guarantee is attached.
         B. IAE reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, a variation from the conditions upon which the Guaranteed Rate is predicated or a discontinuation of ownership by AWA of any Engine or any V2500 powered Aircraft subsequent to delivery to AWA.
V        EXCLUSION OF BENEFITS
         The intent of this Guarantee is to provide specified benefits to AWA as a result of the failure of Eligible Engines to achieve the performance level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to AWA under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to AWA from IAE or any third-party, AWA may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.

                                  Exhibit D-8
                    V2500 EXHAUST GAS TEMPERATURE GUARANTEE
I        INTRODUCTION
         IAE assures AWA that during the first 6,000 hours of operation of each V2500 Engine, the maximum stabilized takeoff exhaust gas temperature will not exceed the Certified Limit. Under this Guarantee if it is confirmed that the Certified Limit has been exceeded, IAE will provide technical assistance or perform Engine maintenance or both to correct the condition. For the purpose of this Guarantee, the Certified Limit is exceeded if the Engine will not achieve the specified engine pressure ratio for takeoff thrust without exceeding the Certified Limit for its Exhaust Gas Temperature.
II       GUARANTEE
         A.      Period of Guarantee
                 The Period of Guarantee for each Eligible Engine will start on the date AWA initiates commercial operation of its first Aircraft powered by such Engine and will terminate 10 years from that date or upon the expiration of the first 6,000 hours of operation of such Engine, whichever is the sooner.
         B.      Eligible Engines
                 The Engines that will be Eligible under this Guarantee shall be new installed and new spare Engines which are owned and operated by AWA during the Period of Guarantee and which have been acquired pursuant to the Proposal or Contract to which this Guarantee is attached and the related proposal or contract for delivery of Aircraft. The Engines shall remain Eligible provided that AWA or its authorized maintenance facility maintains them in accordance with the IAE instructions and recommendations contained in the applicable IAE publications including the latest Maintenance Management Plan as agreed to by AWA.
         C.      Restoration of Installed Engine
                 If during the Period of Guarantee, the maximum stabilized takeoff exhaust gas temperature of an Eligible Engine installed in an Aircraft operated by AWA exceeds the Certified Limit, AWA shall undertake on-wing Engine maintenance recommended by IAE, with technical assistance provided by IAE, to restore the performance of that Engine.
         D.      Calibration of Removed Engine
                 If the performance of an installed Eligible Engine cannot be restored by the maintenance recommended under Section II, Paragraph C, AWA shall promptly remove such Engine from the Aircraft and dispatch it at its cost for calibration in an IAE designated test cell. If such calibration verifies that the exhaust gas temperature of the Engine is not in excess of the Certified Limit or it is established that any excess is due to causes which are excluded by the General Conditions in Section III, then the cost of such test cell calibration and associated transportation will be borne by AWA.
         E.      Restoration of Removed Engine
                 If (i) calibration under Section II, Paragraph D verifies that the exhaust gas temperature of the Engine is in excess of the Certified Limit, and (ii) such excess was the sole reason for removing such Engine from the Aircraft, IAE shall:
                 a)       bear the cost of such test cell calibration;
                 b) define the extent of work which will need to be carried out on the Eligible Engine, its Modules and its Parts to restore its performance such that its maximum stabilized exhaust gas temperature should not again exceed the Certified Limit prior to expiration of the Period of Guarantee; and,
                 c)       either:
                          c.1 Issue a credit note to AWA in an amount equal to one hundred percent (100%) Parts Credit Allowance and Labor Allowance for work carried out by AWA calculated in accordance with the V2500 Engine and Parts Service Policy; or
                          c.2 make no charge for such work carried out by IAE.
III      DEFINITIONS AND GENERAL CONDITIONS
         All of the Definitions and General Conditions of the V2500 Engine and Parts Service Policy shall apply to this Guarantee. Engines excluded by the General Conditions of the Policy shall be excluded from this Guarantee.
IV       SPECIFIC CONDITIONS
         A.      The Guaranteed Rate is predicated on the use by AWA of:
                 1.       An average flight cycle of no less than 1.9hours;
                 2. Thrust levels which are derated an average of 10 percent for Takeoff and Climb relative to full Takeoff and Climb ratings;
                 3. An average Aircraft utilization equal to or less than 3,400 flight hours per year; and
                 4. An Aircraft and Engine delivery schedule in respect of 24 firm Aircraft and 6 spare Engines as described in the Proposal or Contract to which this Guarantee is attached.
         B. IAE reserves the right to make appropriate adjustments to the Guaranteed Rate if there is, during the Period of Guarantee, a variation from the conditions upon which the Guaranteed Rate is predicated or a discontinuation of ownership by AWA of any Engine or any V2500 powered
                 Aircraft subsequent to delivery to AWA.
V        EXCLUSION OF BENEFITS
         The intent of this Guarantee is to provide specified benefits to AWA as a result of the failure of Eligible Engines to achieve the performance level stipulated in the Guarantee. It is not the intent, however, to duplicate benefits provided to AWA under any other applicable guarantee, sales warranty, service policy, or any special benefit of any kind as a result of the same failure. Therefore, the terms and conditions of this Guarantee notwithstanding, if the terms of this Guarantee should make duplicate benefits available to AWA from IAE or any third-party, AWA may elect to receive the benefits under this Guarantee or under any of the other benefits described above, but not both.